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                                                                  EXHIBIT 10.11

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                      CAPACITY SALE AND TOLLING AGREEMENT

                                 BY AND BETWEEN

                     CARR STREET GENERATING STATION, L.P.,

                                      AND

                        CONSTELLATION POWER SOURCE, INC.

                         DATED AS OF NOVEMBER 19, 1998

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                      CAPACITY SALE AND TOLLING AGREEMENT

      THIS CAPACITY SALE AND TOLLING AGREEMENT (this "AGREEMENT") dated as of November 19, 1998, is executed and entered into by and between Carr Street Generating Station, L.P., a Delaware limited partnership with offices located at 111 Market Place, Suite 520, Baltimore, Maryland 21202 ("CARR"), and Constellation Power Source, Inc., a Delaware corporation with offices at 111 Market Place, Suite 500, Baltimore, Maryland 21202 ("CPS") (Carr and CPS sometimes hereinafter being referred to individually as a "PARTY" and collectively as the "PARTIES"), with reference to the following:

                                    RECITALS

      A. Carr is the owner of a 105 MW (gross) combined-cycle cogeneration facility located at 64 Carr Street, East Syracuse, New York (the "FACILITY"). The Facility has the capability of operating on either natural gas or No. 2 low sulfur fuel oil (collectively, "FUEL");

      B. The Facility is connected to a substation owned by Niagara Mohawk Power Corporation ("NIMO") located at the Facility site;

      C. CPS is in the business of trading and marketing electricity, gas and other energy-related commodities and services;

      D. CPS wishes to provide, or cause to be provided, Fuel to the Facility and, in turn, to receive from Carr all of the capacity, electric energy (other than station service energy), Ancillary Services (as hereinafter defined) and other products generated by the Facility (collectively, the Facility's "MARKET OUTPUT"); and

      E. Carr wishes to receive Fuel, provide Fuel Conversion Services (as hereinafter defined) and deliver and make available to CPS the Facility's Market Output, all in accordance with and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties herein contained, the Parties, intending to be legally bound, hereby agree as follows:

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                                  ARTICLE 1.0
                         DEFINITIONS AND INTERPRETATION



      1.1 DEFINED TERMS. Capitalized terms used in this Agreement shall have the following meanings, unless the context clearly requires otherwise:

            "ACCEPTED ELECTRICAL PRACTICES" means those practices, methods and acts that are performed during the relevant time period at facilities of similar size, location and technology to that of the Facility, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, could have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, efficiency, safety, expedition and environmental protection. Accepted Electrical Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of others, but rather to include those practices, methods and acts generally accepted or approved by the industry during the relevant time period.

            "ADDITIONAL START-UP FEE" means the amount charged by Carr to CPS pursuant to Section 11.1.3 for each additional Start-up in excess of a permitted number of daily, weekly and annual Start-ups.

            "AFFILIATE" means, with respect to any person, any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For purposes of the foregoing, "control," "controlled by" and "under common control with," with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "AGREEMENT" means this Contract Document entitled "Capacity Sale and Tolling Agreement," and all Exhibits, Schedules and Appendices attached hereto.

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            "ANCILLARY SERVICES" means system control and dispatch service, reactive supply and voltage support, regulation and frequency response service, energy imbalance service, operating reserve service and related services capable of being provided by the Facility for use or sale by CPS in accordance with the practices, rules and guidelines in effect from time to time within the New York State Power System.

            "ANNUAL HEAT RATE" has the meaning given in Section 7.3.1.

            "ANNUAL HEAT RATE GUARANTEE" has the meaning given in Section
7.3.1.

            "AVAILABILITY ADJUSTMENT" has the meaning given in Section 11.1.5.

            "BANKRUPTCY" means a situation in which (a) a Party files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future applicable Law relating to bankruptcy, insolvency, or other relief for debtors, or seeks or consents or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of its properties (the term "acquiesce" as used in this definition, to include the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) days after entry of such order, judgment or decree); (b) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against any Party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future bankruptcy Law or Law relating to insolvency or other relief for debtors, and such Party acquiesces in the entry of such order, judgment or decree or such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of its property is appointed without the consent or acquiescence of such Party and such appointment remains unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive; (c) a Party evidences its inability to pay its debts as they mature; (d) a Party gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or (e) a Party makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

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            "BRITISH THERMAL UNIT" or "BTU" means the amount of heat required to raise the temperature of one avoirdupois pound of water from fifty-nine degrees Fahrenheit (59 degrees F) to sixty degrees Fahrenheit (60 degrees F) at an absolute pressure of fourteen decimal six nine six (14.696) pounds per square inch. For purposes of this Agreement, Btu's will be calculated on a Higher Heating Value (HHV) basis.

            "CAPACITY" means the total MW output level that the Facility is capable of producing on a continuous basis.

            "CARR" means Carr Street Generating Station, L.P., a Delaware limited partnership.

            "COLD START" means the Start-up of the Facility after its breakers have been open for at least the number of hours defining a Cold Start, as set forth in the Facility Operating Procedures.

            "CONSENT AND AGREEMENT" means the Consent and Agreement to be entered into by and among Carr, CPS and the Facility Lender pursuant to the provisions of Section 20.3.

            "CONTRACT DOCUMENT" has the meaning given in Section 2.1.

            "CONTRACT YEAR" means each calendar year during the Term, except that the first Contract Year shall begin on the Effective Date and end on December 31, 1998, and the final Contract Year shall begin on January 1st of the last year of the Term and end on the Agreement termination date.

            "CPS" means Constellation Power Source, Inc., a Delaware corporation.

            "DEFAULTING PARTY" has the meaning given in Section 15.1.1.

            "DELAYED PAYMENT RATE" means a per annum rate of interest (computed on the basis of a 365-day year) equal to the lesser of (a) the prime commercial lending rate as quoted from time to time by The Wall Street Journal as the Prime Rate under the column known as "Money Rates", plus 2 percent (2%), and
(b) the maximum rate permitted by applicable New York Law.

            "DELIVERY POINT" means each of the physical points set forth on Exhibit A, as the same may be amended or supplemented from time to time, at which Net Electric Energy, Ancillary Services, Market Steam, Gas or Fuel Oil is to be delivered, or provided and measured, pursuant to the provisions of this Agreement.

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            "DEPENDABLE CAPACITY" means the net dependable capacity of the
Facility, which shall be ninety-nine (99) MW during the months of June through September and one hundred two (102) MW during the months of October through May for each Contract Year, as adjusted or corrected by not more than five (5) megawatts in accordance with the provisions of the Facility Operating Procedures for any period during which the Facility is producing Market Steam pursuant to the provisions of Section 6.4.

            "DISPATCH" means the dispatch by CPS of Net Electric Energy or Ancillary Services from the Facility in accordance with this Agreement and in accordance with the procedures in effect from time to time within the NYPP/NY ISO.

            "DISPATCH NOTICE" means a notice issued to Carr by or on behalf of CPS, in substantially the form of Exhibit D attached hereto, to Dispatch the Facility in accordance with the provisions of Article 6.0.

            "DISPATCH PERIOD" means a period of time during which CPS has requested, by means of a Dispatch Notice, the delivery of Net Electric Energy or the provision of Ancillary Services. A Dispatch Period may continue for more than one calendar day.

            "DISPUTE" has the meaning given in Section 17.1.1.

            "DMWHRS" has the meaning given in Section 15.2.1.

            "DOLLARS" or "$" means United States dollars.

            "EFFECTIVE DATE" has the meaning given in Article 3.0.

            "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

            "ENVIRONMENTAL CONDITION" means any condition involving or resulting from the presence of, or which can reasonably be expected to result in the Release of Hazardous Materials in the Environment, (whether or not yet discovered), which is reasonably likely to or does result in any damage, loss, cost, expense, claim, demand, order, or liability to or against Carr or CPS (including claims by any third party or any Governmental Authority, and including any condition resulting from any activity or operation formerly conducted by any person or entity in connection with the Facility.)

            "ENVIRONMENTAL INDEMNITEES" has the meaning given in Section 12.4.

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            "ENVIRONMENTAL LAW" means any environmental or health and
safety-related Law whether existing as of the date hereof, previously enforced, or subsequently enacted.

            "EVENT OF DEFAULT" has the meaning given in Section 15.1.1.

            "EVENT OF DEFAULT TRIGGER" has the meaning given in Section 17.1.2.

            "FACILITY" has the meaning given in Recital A to this Agreement, and is more fully described in Exhibit A attached hereto.

            "FACILITY DEBT" means any loans or other amounts outstanding and owed by Carr or any Affiliate of Carr under the Financing Documents.

            "FACILITY LENDER" means any entity or entities providing debt financing or refinancing to Carr or any Affiliate of Carr under the Financing Documents in connection with the acquisition of the Facility.

            "FACILITY OPERATING PROCEDURES" means the Facility Operating Procedures and Operating Limitations attached hereto as Exhibit C.

            "FACILITY SITE" means all real property upon which the Facility is located, including all easements, rights-of-way and other real property used in connection with the operation of the Facility.

            "FACILITY UTILIZATION PLAN" has the meaning given in Section 6.5.

            "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

            "FINANCING DOCUMENT" means any loan or credit agreement and all related collateral security documentation, if any, whether entered into simultaneously with the acquisition of the Facility or thereafter, relating to
(a) any indebtedness of Carr, or (b) any indebtedness of any Affiliate of Carr, secured by the assets of Carr or by which the assets of Carr may be encumbered, in either case the proceeds of which, directly or indirectly, are used to finance or refinance the acquisition of the Facility.

            "FIRST TRIGGER" has the meaning given in Section 17.1.1.

            "FIXED MARKET OUTPUT PAYMENT" means the payment to be made by CPS to Carr pursuant to Section 11.1.1.


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            "FORCED OUTAGE" means the removal of the Facility from service under circumstances which do not constitute Scheduled Maintenance.

            "FORCE MAJEURE" means any cause beyond the reasonable control of, and not due to the fault or negligence of, the Party affected, and which could not have been avoided by such Party's due diligence and use of reasonable efforts, including drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, strikes or labor disputes, inability to obtain and maintain rights-of-way, permits, licenses and other required authorizations or rights from any local, state or Federal Governmental Authority or other person necessary to provide Market Output or other services hereunder, actions or failures to act of Governmental Authorities, changes in Law or regulations that affect performance under this Agreement.

            "FUEL" has the meaning given in Recital A to this Agreement.

            "FUEL CONVERSION SERVICES" means the operation of the Facility by Carr to combust Gas and/or Fuel Oil delivered or caused to be delivered to the Facility by CPS in order to generate and deliver at the applicable Delivery Point Net Electric Energy and/or Market Steam, or to provide at the Delivery Point Ancillary Services.

            "FUEL METERING EQUIPMENT" means (a) with respect to Gas, Gas meters and associated equipment utilized in determining the amount of Gas delivered to and consumed by the Facility, and (b) with respect to Fuel Oil, Fuel Oil meters at the Facility (or, in the absence of such meters, the process of measurement by manually gauging the contents of the Facility's Fuel Oil storage tanks).

            "FUEL OIL" means No. 2 low sulfur fuel oil meeting the specifications set forth in Exhibit E attached hereto.

            "GAS" means merchantable natural gas meeting the specifications set forth in Exhibit E attached hereto.

            "GAS TRANSPORTATION AGREEMENT" has the meaning given in Section 23.1(a).

            "GOVERNMENTAL AUTHORITY" means any federal, state, local or municipal governmental body; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power; or any court or governmental tribunal.

            "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable,

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urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (b) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollution," "pollutants," "regulated substances," or words of similar import, under any Laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substances Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.
Section 1251 et seq.); the New York Environmental Conservation Law (McKinney's
1991); or in the regulations promulgated pursuant to said Laws; and (c) any other chemical, material, substance or waste (i) which is declared to be hazardous, toxic, or polluting material by any Governmental Authority, (ii) exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority, (iii) the storage, use, handling, disposal or release of which is restricted or regulated by any Governmental Authority, or (iv) for which remediation or cleanup is required by any Governmental Authority

            "HEAT RATE" means the amount of energy consumed by the Facility expressed in Btu's (HHV) per KWh of output, determined in accordance with the provisions of Exhibit F attached hereto.

            "HOT START" means the Start-up of the Facility after its breakers have been open for no more than the number of hours defining a Hot Start, as set forth in the Facility Operating Procedures.

            "INCREMENTAL STATION ELECTRIC AND GAS COSTS" has the meaning given in Exhibit C.

            "INDEMNITEE" has the meaning given in Section 12.5.

            "INDEMNITOR" has the meaning given in Section 12.5.

            "INSTALLED CAPACITY" means a generator or load facility complying with the requirements of the Reliability Rules, that is accessible to the New York State Transmission System and is capable of supplying and/or reducing demand in the New York Control Area.

            "INTERCONNECTION FACILITIES" means all structures, facilities, equipment, auxiliary equipment, devices and apparatus directly or indirectly required and installed

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to interconnect and deliver Market Output (including Net Electric Energy and
Market Steam) to the Delivery Point therefor, including electric transmission and/or distribution lines, transformation and switching equipment, Output Metering Equipment, any other metering equipment, and communications and safety equipment, including equipment required to protect (i) the electrical system to which the Facility is connected and its customers from faults occurring at the Facility, and (ii) the Facility from faults occurring on the electrical system to which the Facility is connected or on other electrical systems to which such electrical system is directly or indirectly connected.

            "KW" means kilowatt.

            "KWH" means kilowatt-hour.

            "LAW" means any applicable federal, state, local or other constitution, charter, act, statute, law, ordinance, code, rule, regulation or order, or specified standards or objective criteria or requirements contained in any applicable permit or approval, or other legislative or administrative action of any Governmental Authority, or final decree, judgment or order of a court or arbitration panel, or mandatory engineering, construction, safety or operating standard or code.

            "LOSS" has the meaning given in Section 12.1.

            "MARKET OUTPUT" has the meaning given in Recital D to this Agreement and includes Net Electric Energy, Market Steam, Ancillary Services, Installed Capacity and Operating Capacity.

            "MARKET STEAM" has the meaning given in Section 6.4.1.

            "MARKET STEAM REIMBURSABLE COSTS" has the meaning given in Section 11.1.4.

            "MINIMUM GENERATION CAPACITY" means the minimum net MW output level that the Facility is capable of producing on a stable, continuous basis consistent with equipment operating limits, as set forth in the Facility Operating Procedures.

            "MINIMUM ON-PEAK DISPATCH AVAILABILITY" has the meaning given in
Section 5.3.

            "MMBTU" means one million British Thermal Units.

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            "MONTH" or "MONTH" means the period beginning at 12:01 a.m., local time, on the first day of each calendar month and ending at the same hour on the first day of the next succeeding calendar month.

            "MW" means megawatt.

            "MWH" means megawatt-hour.

            "NERC" means the North American Electric Reliability Council.

            "NET ELECTRIC ENERGY" means the amount of electric energy measured in KWh, generated by the Facility and delivered to CPS at the applicable Delivery Point.

            "NIMO" means Niagara Mohawk Power Corporation.

            "NEW YORK CONTROL AREA" means the control area located within New York State which is under the control of the NY ISO.

            "NEW YORK INDEPENDENT SYSTEM OPERATOR" or "NY ISO" means the New York Independent System Operator, Inc., a not-for-profit corporation.

            "NEW YORK POWER POOL" or "NYPP" means the organization established pursuant to that certain New York Power Pool Agreement dated as of July 21, 1966, and amended as of July 16, 1991, by and among Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc., Long Island Lighting Company, New York State Electric & Gas Corporation, NiMo, Orange and Rockland Utilities, Inc., Rochester Gas and Electric Corporation, and the Power Authority of the State of New York or successor thereto.

            "NEW YORK STATE RELIABILITY COUNCIL" or "NYSRC" means an organization established by agreement by and among NiMo, Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc., Long Island Lighting Company, New York State Electric & Gas Corporation, the Power Authority of the State of New York and others to maintain the reliability of the New York State Power System.

            "NEW YORK STATE POWER SYSTEM" means all facilities of the New York State Transmission System and all those generators located within New York or outside New York, which may from time-to-time be subject to operational control by the NY ISO.

            "NEW YORK STATE TRANSMISSION SYSTEM" means the entire New York State electric transmission system, which includes: (a) the transmission facilities under

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operational control by the NY ISO, (b) the transmission facilities requiring NY
ISO notification, and (c) all remaining transmission facilities within the New York Control Area.

            "OFF-PEAK" means, with respect to hours, each hour that is not an On-Peak or Peak hour.

            "ON-PEAK" or "PEAK" means, with respect to hours, each hour between 7:00 a.m. Prevailing Eastern Time and 11:00 p.m. Prevailing Eastern Time each Monday through Friday, except for NERC-defined holidays.

            "ON-PEAK DISPATCH AVAILABILITY" means, with respect to each month during a Contract Year (excluding from such month any hours which are Scheduled Maintenance Hours hereunder), the total number of On-Peak MWhrs delivered during the month to CPS pursuant to the Agreement divided by the total number of On-Peak MWhrs actually Dispatched by CPS during the month pursuant to
Section 6.1, expressed as a decimal.

            "OPERATING CAPACITY" means the capacity of the Facility that may be readily converted to Net Electric Energy and is measured in MW.

            "OPERATION AND MAINTENANCE AGREEMENT" means the Operation and Maintenance Agreement for the Facility, to be entered into on or about November 16, 1998, between Carr and COSI Carr St., Inc.

            "OPERATOR" shall mean COSI Carr St., Inc. or any other operator engaged by Carr to operate the Facility.

            "OUTPUT METERING EQUIPMENT" means (a) with respect to Net Electric Energy and Ancillary Services, electric meters and associated equipment, metering transformers and meters for measuring kilowatts, kilowatt-hours and reactive volt-ampere hours, utilized in determining the amount of Net Electric Energy or Ancillary Services delivered or provided by Carr at the applicable Delivery Point, and (b) with respect to Market Steam, the flow meters, pressure compensators, temperature compensators, integrators and related equipment utilized in determining the amount of Market Steam delivered by Carr at the applicable Delivery Point.

            "PARTY" or "PARTIES" means each or both, as the case may be, of Carr and CPS, and their respective successors and permitted assignees hereunder.

            "PREVAILING EASTERN TIME" means the local time in East Syracuse, New York.

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            "PROTECTIVE APPARATUS" means (a) equipment and apparatus, including protective electrical relays, circuit breakers and the like, necessary and appropriate to isolate the Facility from the electric transmission and distribution system to which it is connected, (b) the safety valves and pressure and temperature protective devices necessary and appropriate to protect the Facility steam systems and (c) the purge valves, relief valves, fuel/air interlocks, and protective relays necessary and appropriate to protect the Facility Fuel supply systems, with (a), (b) and (c) in each case being consistent with Accepted Electrical Practices.

            "RAMP RATE" means the rate at which the output of Net Electric Energy or Market Steam from the Facility can be increased from minimum to maximum, or decreased from maximum to minimum, as set forth in the Facility Operating Procedures.

            "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

            "RELIABILITY RULES" means those rules, standards, procedures and protocols developed and promulgated from time to time by the New York State Reliability Council, the NY1SO or other regulatory body.

            "SCHEDULED MAINTENANCE" means the planned removal of the Facility from service to perform work on specific components that is scheduled in advance and has a predetermined start date and duration (e.g. annual overhaul, inspections, testing, major maintenance and routine maintenance).

            "SCHEDULED MAINTENANCE HOUR" means any hour allowed for Scheduled Maintenance pursuant to the provisions of Section 5.1 and Exhibit B attached hereto.

            "SECOND TRIGGER" has the meaning given in Section 17.1.1.

            "SHORTFALL" has the meaning given in Section 11.1.5(a).

            "STANDBY PERIOD" has the meaning given in Exhibit C.

            "START-UP" means the action of bringing the Facility from shutdown to synchronization at its minimum load and the unconditional release of the Facility for ramping to the requested scheduled Dispatch level.

            "START-UP NOTIFICATION LEAD TIME" means the time period required by Carr to permit Start-up of the Facility as scheduled for a Dispatch Period under normal

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equipment conditions. Such period of time is initially set forth in the
Facility Operating Procedures and may be revised by mutual agreement of the Parties from time to time to reflect actual operating experience.

            "TAXES" means any or all federal, state and/or local, municipal, ad valorem, property, occupation, severance, generation, first use, conversion, Btu or power, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other taxes, governmental charges, license fees, permit fees, assessments, or increases in or interest on or penalties relating to any of the foregoing, other than taxes based on net income or net worth.

            "TERM" has the meaning given in Article 3.0.

            "TRANSMISSION PROVIDER" means any person providing transmission services for Net Electric Energy or Market Steam from and after the Delivery Point therefor.

            "TRANSPORTER" means any pipeline on which any Gas is transported pursuant to this Agreement to the applicable Delivery Point and any contractor or supplier delivering Fuel Oil to the Facility.

            "VARIABLE MARKET OUTPUT PAYMENT" means the payment to be made by CPS to Carr pursuant to the provisions of Section 11.1.2.

            "WARM START" means the Start-up of the Facility after its breakers have been open for the number of hours defining a Warm Start for the Facility, as set forth in the Facility Operating Procedures.

      1.2 CONSTRUCTION OF TERMS. As used in this Agreement, the terms "herein," "herewith" and "hereof" are references to this Agreement, taken as a whole; the terms "include," "includes" and "including" shall mean "including, but not limited to;" and references to a "Section," "subsection," "clause," "Article," "Exhibit," or "Schedule" shall mean a Section, subsection, clause, Article, Exhibit, or Schedule of this Agreement (including all paragraphs and provisions therein), as the case may be, unless in any such case the context clearly requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a Law includes any amendment of modification thereof. A reference to a person includes its successors and permitted assigns. The singular shall include the plural and the masculine shall include the feminine, and vice versa. Words importing persons or parties shall include firms, corporations, partnerships, limited liability companies, and any other organization or entity having legal capacity.

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                                  ARTICLE 2.0
                               CONTRACT DOCUMENTS

      2.1 DOCUMENTS INCLUDED. This Agreement consists of this contract document entitled "Capacity Sale and Tolling Agreement" (this "CONTRACT Document") and each of the following Exhibits which are attached hereto and which are specifically incorporated herein and made a part of this Agreement by this reference:

                  Exhibit A -  Description of Facility and Designation of
                               Delivery Points

                  Exhibit B -  Allowances for Scheduled Maintenance

                  Exhibit C -  Facility Operating Procedures and Operating
                               Limitations

                  Exhibit D -  Form of Dispatch Notice

                  Exhibit E -  Fuel Specifications

                  Exhibit F -  Heat Rate Determination Procedures

                  Exhibit G -  Insurance Requirements

      2.2 CONFLICTING PROVISIONS. In the event of any conflict or inconsistency between this Contract Document and any Exhibit hereto, the terms and provisions of this Contract Document, as amended from time to time, shall prevail and be given priority. Subject to the foregoing, the several documents and instruments forming part of this Agreement are to be taken as mutually explanatory of one another and in the case of ambiguities or discrepancies within or between such parts the same shall be explained and interpreted, if possible, in a manner which gives effect to each part and which avoids or minimizes conflicts among such parts.

      2.3 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement sets forth the full and complete understanding of the Parties relating to the subject matter hereof as of the date of this Agreement, and supersedes any and all negotiations, agreements, understandings and representations made or dated prior thereto with respect to such subject matter. No change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by both Parties.

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                                  ARTICLE 3.0
                               TERM OF AGREEMENT

      Subject to earlier termination in accordance with the provisions of this Agreement, the term of the Agreement (the "TERM") shall commence, and the Agreement shall become effective, upon the date (the "EFFECTIVE DATE") Carr gives CPS written notice that Carr has satisfied, or caused to be satisfied, all of the conditions precedent set forth in Section 23.1, and shall end at 11:59 p.m., Prevailing Eastern Time on the fifth (5th) anniversary of the Effective Date; provided, however, that any obligations of the Parties arising prior to the date and time of termination shall survive such termination. The Term shall be subject to renewal or extension by mutual written agreement of the Parties.


                                  ARTICLE 4.0
                              PURCHASE AND SALE OF
                             CAPACITY AND SERVICES

      4.1 CAPACITY. Subject to the terms and conditions of this Agreement, during the Term, Carr shall sell and make available to CPS on an exclusive basis, and CPS shall purchase and pay for, the Dependable Capacity of the Facility.

      4.2 SERVICES. Subject to the terms and conditions of this Agreement, during the Term, Carr shall perform for CPS on an exclusive basis, and CPS shall purchase and pay for, Fuel Conversion Services with respect to Fuel supplied to the Facility by or on behalf of CPS.

      4.3 EXCLUSIVE NATURE OF AGREEMENT. The relationship between Carr and CPS with respect to the Facility, its Capacity and the Fuel Conversion Services is intended to be exclusive. Carr shall not offer, sell or make available the Facility's Capacity, perform Fuel Conversion Services, or Dispatch the Facility to or for any person other than CPS or its successors or permitted assigns; provided, however, that the use of Capacity and associated electric energy by Carr for the station service needs of the Facility shall be permitted. Notwithstanding the foregoing, Carr shall have no obligation to (a) sell or make available to CPS any Capacity of the Facility in excess of the Facility's Dependable Capacity, or (b) sell, make available or provide to or for CPS any Fuel Conversion Services or electric energy or other Market Output associated with any Capacity of the Facility in excess of the Facility's Dependable Capacity; provided, however, that Carr may not sell or otherwise dispose of such excess to any third party.

                                  ARTICLE 5.0
                       DEPENDABLE CAPACITY; AVAILABILITY

      5.1 DEPENDABLE CAPACITY AND MAINTENANCE. Beginning on the Effective Date, Carr shall make the Dependable Capacity of the Facility available to CPS, subject to Scheduled Maintenance as set forth in Exhibit B attached hereto. The Parties shall confer in advance, on a yearly basis, regarding Scheduled Maintenance, following submission by CPS to Carr of its proposed Facility Utilization Plan pursuant to Section 6.5, and the Parties shall agree on a general Scheduled Maintenance program for the upcoming Contract Year. To the extent practicable, Carr shall schedule and perform all Scheduled Maintenance only during the months of April, May, October, November and December; provided, however, that Carr, upon the written consent of CPS, not to be unreasonably withheld, may reschedule and perform Scheduled Maintenance at any other time if, in Carr's opinion, such maintenance is required by Accepted Electrical Practices. CPS may also request that Carr reschedule its Scheduled Maintenance to an earlier or later period, and Carr agrees to comply with such request if such rescheduling, in Carr's opinion, will not adversely affect the operation of the Facility or result in material additional cost to Carr. Additional coordination and scheduling provisions with respect to Scheduled Maintenance are set forth in the Facility Operating Procedures.

      5.2 NO REDUCTION IN DEPENDABLE CAPACITY. Carr shall not permit the Dependable Capacity of the Facility to be reduced during the Term.

      5.3 GUARANTEED ON-PEAK DISPATCH AVAILABILITY. Carr hereby guarantees to CPS that, with respect to each full calendar month of each Contract Year during the Term, the On-Peak Dispatch Availability of the Facility during such month shall be as follows:

                                   Guaranteed On-Peak
                   Month          Dispatch Availability
                   -----          ---------------------
                  January                 .95
                  February                .95
                  March                   .95


                  April                   .90
                  May                     .90
                  June                    .98
                  July                    .98
                  August                  .98
                  September               .98
                  October                 .90
                  November                .90
                  December                .90

The Parties agree that, except in the case of Force Majeure as provided in
Article 14.0, any failure of the Facility to meet the guarantee set forth above for any calendar month (in each case, the "MINIMUM ON-PEAK DISPATCH AVAILABILITY" for such calendar month) shall result in an adjustment to the Fixed Market Output Payment for such month as set forth in Section 11.1.5. Such adjustment to the Fixed Market Output Payment shall be the sole and exclusive remedy of CPS for any failure of Carr to provide and make available the Dependable Capacity of the Facility pursuant to this Agreement.

      5.4 OFF-PEAK AVAILABILITY. Carr also agrees to use reasonable efforts to Dispatch the Facility during Off-Peak periods in accordance with Section 6.1 upon receipt of a Dispatch Notice from CPS; provided, however, that Carr makes no guarantees hereunder with respect to the availability, Heat Rate or any other performance of the Facility during any such Off-Peak hours.

                                  ARTICLE 6.0
                                    DISPATCH

      6.1 DISPATCH OF THE FACILITY BY CPS. Consistent with the operational limits of the Facility as set forth in Exhibit C, CPS shall at all times during the Term have the exclusive right (a) to Dispatch the Facility in order to market the Market Output, (b) to utilize the Net Electric Energy, Ancillary Services, Installed Capacity and Operating Capacity associated with the Dependable Capacity, and (c) to market the Dependable Capacity and the associated Installed Capacity, Operating Capacity, Net Electric Energy and Ancillary Services, in each case subject to the terms and conditions of this Agreement. For avoidance of doubt, the Parties understand and agree that CPS may Dispatch the Facility at any time during On-Peak periods, except for periods of allowed Scheduled Maintenance as set forth in Section 5.1 above and periods of Force Majeure as set forth in Article 14.0, regardless of whether the Facility is actually available at such time (including an unavailability due to Forced Outage). The operating procedures relating to the Facility and the Dispatch and operation thereof are set forth in Exhibit C, which may from time to time be amended in writing, signed by the Parties, as necessary to ensure the efficient, safe and competitive operation of the Facility. CPS shall Dispatch the Facility by means of a Dispatch Notice issued to Carr by telefax in the form set forth in Exhibit D attached hereto. A Dispatch Notice shall indicate (among other things) the Capacity level(s) at which the Facility is to be Dispatched, which shall not exceed the Dependable Capacity of the Facility, without the prior written consent of Carr, and shall not be less than the Minimum Generation Capacity of the Facility. Each such Dispatch Notice shall be effective upon receipt by Carr and shall remain in effect until the delivery of a subsequent Dispatch Notice.

      6.2 DISPATCH PERIOD AND START-UP. Where a Dispatch Period will involve a Cold Start, Warm Start or Hot Start, CPS shall provide Carr with a Dispatch Notice allowing at least the Start-Up Notification Lead Time required pursuant to Exhibit C. When a Dispatch Period (including revisions to or extensions of a previously scheduled Dispatch Period) does not involve a Cold Start, Warm Start or Hot Start, CPS shall provide Carr with a Dispatch Notice in accordance with the applicable procedures and timing requirements set forth in Exhibit C. After a Cold Start, CPS shall be required to run the Facility for a minimum Dispatch Period of two (2) hours, and after a Hot Start CPS shall be required to run the Facility for a minimum Dispatch Period of one (1) hour.

      6.3   ELECTRIC SPECIFICATIONS AND DELIVERY.

            6.3.1 SPECIFICATIONS. The Net Electric Energy to be delivered by Carr under this Agreement shall be at 115,000 volts, 60 hertz and at a power factor consistent with the Dispatch Notice, shall not adversely affect the voltage, frequency, waveshape or power factor of power at the Delivery Point, and shall be delivered at the Delivery Point in a manner acceptable to the Transmission Provider. Carr shall install, own and operate at its expense, or cause to be installed, owned and operated, all Interconnection Facilities on its side of the applicable Delivery Point necessary for the delivery of Net Electric Energy and other Market Output hereunder.

            6.3.2 RECEIPT. CPS shall receive all Net Electric Energy, Ancillary Services and other Market Output provided under this Agreement at the applicable Delivery Point and shall be solely responsible for all transmission arrangements (including control area services), marketing arrangements, and associated costs and losses from and after the Delivery Point.

      6.4.  STEAM PRODUCTION.

            6.4.1 FUEL CONVERSION TO STEAM. Subject to the applicable Start-Up Notification Lead Time set forth in Exhibit C, CPS may also require Carr, from time to time, to produce steam as part of the Market Output of the Facility in an amount not to exceed 80,000 lbs. per hour (the "MARKET STEAM"). Operating procedures relating to the production of Market Steam at the Facility and the utilization thereof as part of the Market Output are set forth in Exhibit C. Market Steam shall meet the specifications provided in Exhibit C and shall be delivered by Carr at the applicable Delivery Point in a manner acceptable to the Transmission Provider. Carr shall install, own and operate, at its expense, or cause to be installed, owned and operated, all Interconnection Facilities on its side of the applicable Delivery Point necessary for the delivery of Market Steam hereunder.

            6.4.2. RECEIPT OF STEAM. CPS shall receive all Market Steam at the applicable Delivery Point and shall be solely responsible for all transmission and delivery arrangements, marketing arrangements, and associated costs and losses from and after the Delivery Point.

      6.5 FACILITY UTILIZATION PLAN. Prior to the Effective Date with respect to the first Contract Year and at least one hundred twenty (120) days before the start of each Contract Year thereafter, CPS shall prepare and submit to Carr a proposed annual utilization plan for the Facility (the "FACILITY UTILIZATION Plan") covering, on a monthly basis, the forecasted utilization and Dispatch of the Facility by CPS during the upcoming Contract Year. Following such submission, the Parties shall meet and confer with respect to the operational requirements of the proposed Facility Utilization Plan, and Carr shall prepare and submit its proposed Scheduled Maintenance program for the upcoming Contract Year as set forth in Section 5.1 above. Thereafter, on a monthly basis during each Contract Year, on or before the fifteenth (15th) day of each calendar month, CPS shall provide a monthly update of the Facility Utilization Plan for the Contract Year, covering the next succeeding calendar month and any changes in the forecasted utilization and Dispatch of the Facility over the balance of the Contract Year. During the winter months of December through March, CPS shall also provide, at Carr's request, weekly updates of the Facility Utilization Plan covering the next succeeding two
(2)-week period. It is understood and agreed, however, that the Facility Utilization Plan shall be for general informational and forecasting purposes only and that the Dispatch rights of CPS hereunder shall not be limited by the forecasts set forth therein.


                                  ARTICLE 7.0
                               FUEL AND HEAT RATE

      7.1   GAS.

            7.1.1 DELIVERY. Except to the extent Fuel Oil is utilized to operate the Facility as set forth in Section 7.2 below, CPS, at its expense, shall deliver or cause to be delivered to Carr at the applicable Delivery Point, beginning on the Effective Date, all quantities of Gas required by Carr
(a) to generate Net Electric Energy and Market Steam and provide Ancillary Services and other Market Output during the Term, and (b) to perform Cold Starts, Warm Starts, and Hot Starts in response to any Dispatch Notice issued by CPS. CPS shall deliver, or cause to be delivered , Gas hereunder at the applicable Delivery Point at the pressures in effect from time to time in the pipeline of CPS's Transporter. CPS shall be responsible for and bear all costs and expenses related to the scheduling of Gas deliveries hereunder and the transportation of all Gas to the Delivery Point.

            7.1.2 SPECIFICATION AND QUALITY. All Gas delivered or caused to be delivered by CPS pursuant to Section 7.1.1 shall be of merchantable quality and shall meet the Fuel specification set forth in Exhibit E. Carr shall have the right (to be exercised consistently with Accepted Electrical Practices) to reject Gas that does not meet such Fuel specification at the Delivery Point.

            7.1.3 MEASUREMENT. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the delivering Transporter at the Delivery Point. The unit of Gas quantity measurement for purposes of this Agreement shall be one million Btu (1 MM Btu).

      7.2   FUEL OIL.

            7.2.1 DELIVERY. Beginning on the Effective Date, CPS may, at its election, procure at its own cost Fuel Oil for the Facility and may supply and deliver, or caused to be supplied and delivered, Fuel Oil by truck to Carr at the applicable Delivery Point for use by Carr as a secondary fuel for the operation of the Facility. Carr shall have responsibility for the maintenance and safe storage of the Fuel Oil after its receipt at the Delivery Point; provided that, with respect to deterioration in the quality of Fuel Oil, Carr shall take reasonable measures to mitigate such deterioration for the first twelve (12) months after delivery of the Fuel Oil to the Facility and shall only be responsible for deterioration to the extent caused by Carr's failure to take such reasonable measures during such twelve (12)-month period (all deterioration thereafter being the sole risk of CPS). CPS may direct Carr to utilize Fuel Oil to operate the Facility to the extent permitted under Carr's existing permits for the Facility. CPS shall also have the option to sell the Fuel Oil to third parties and to remove the Fuel Oil from the Facility Site. Carr shall provide CPS with a monthly Fuel Oil inventory report, and will report daily use to CPS when directed by CPS to utilize Fuel Oil to operate the Facility.

            7.2.2 SPECIFICATION AND QUALITY. All Fuel Oil delivered or caused to be delivered by CPS pursuant to Section 7.2.1 shall be of merchantable quality and shall meet the Fuel specification set forth in Exhibit E. Carr shall have the right (to be exercised consistently with Accepted Electrical Practices) to reject Fuel Oil that does not meet such Fuel specification at the Delivery Point, and CPS, at its expense, shall remove or cause to be removed such Fuel Oil from the Facility Site. Carr shall bear all costs related to its wrongful rejection of Fuel Oil.

            7.2.3 MEASUREMENT. Measurement of Fuel Oil quantities hereunder shall be in accordance with the established procedures of the delivering Transporter at the Delivery Point. The unit of Fuel Oil measurement for purposes of this Agreement shall be U.S. gallons.

      7.3   ANNUAL HEAT RATE GUARANTEE.

            7.3.1 ANNUAL AVERAGE HEAT RATE. Carr hereby guarantees to CPS that, with respect to each Contract Year during the Term, the annual average Heat Rate of the Facility during On-Peak hours utilizing Gas supplied by CPS pursuant to Section 7.1 above (the "ANNUAL HEAT RATE") shall not exceed 250 Btu/KWh, measured and calculated in the manner set forth in Exhibit F attached hereto, and subject to adjustment as provided in Exhibit F (the "ANNUAL HEAT RATE GUARANTEE"). Within thirty (30) days following the close of each Contract Year, Carr shall determine the Annual Heat Rate for the immediately preceding Contract Year in accordance with Exhibit F and shall submit such determination in writing to CPS, together with such back-up and supporting information as CPS may reasonably request. Such annual determination by Carr shall be deemed to be final and binding on the Parties for purposes of this Agreement, unless it is disputed in writing by CPS within ten (10) days following the receipt thereof.

            7.3.2 REMEDY FOR FAILURE TO ACHIEVE ANNUAL HEAT RATE GUARANTEE. As the sole and exclusive remedy of CPS for any failure of the Facility to meet or better the Annual Heat Rate Guarantee with respect to any Contract Year, Carr shall pay CPS (subject to the limitations set forth in Section 16.1(a) and Section 16.2) a lumpsum amount for excess Gas or Fuel Oil utilized by the Facility during the Contract Year as determined in accordance with the provisions of Exhibit F. Such amount shall be payable by Carr within twenty
(20) days following the date the applicable determination of Annual Heat Rate submitted by Carr pursuant to Section 7.3.1 becomes final and binding, or within thirty (30) days following the date the Annual Heat Rate is otherwise determined pursuant to Article 17.0, whichever is applicable, and may be offset by CPS against any amounts due or to become due to Carr hereunder.

            7.3.3 ANNUAL HEAT RATE BONUS. As additional compensation to Carr for Fuel Conversion Services performed under the Agreement in the event that the Annual Heat Rate with respect to any Contract Year is better than the Annual Heat Rate Guarantee, CPS shall pay to Carr an amount representing the Fuel savings enjoyed by CPS during the Contract Year, as determined in accordance with the provisions of Exhibit F. Such amount shall be payable by CPS within twenty (20) days following the date the applicable determination of Annual Heat Rate submitted by Carr pursuant to Section 7.3.1. becomes final and binding, or within thirty (30) days following the date the Annual Heat Rate is otherwise determined pursuant to Article 17.0, whichever is applicable.

                                  ARTICLE 8.0
                             TITLE AND RISK OF LOSS

      8.1 TITLE TO FUEL. CPS at all times shall retain title to all quantities of Fuel delivered to the Facility pursuant to Section 7.1 and
Section 7.2; provided, however, that title to any unused Fuel Oil remaining in storage at the Facility Site upon the expiration or other termination of the Agreement shall automatically pass to and vest in Carr, without cost or expense to Carr, if CPS has not sold or otherwise disposed of and removed the Fuel Oil from the Facility Site within sixty (60) days following such expiration or other termination.

      8.2   RISK OF LOSS AND INDEMNITY.

            8.2.1 GENERAL. Without regard to title as provided in Section 8.1 above, as between the Parties, CPS shall be deemed to be in exclusive possession and control (and be responsible for any damage or injury resulting therefrom or caused thereby) of Fuel prior to the Delivery Point therefor and of Net Electric Energy, Market Steam and other Market Output at and after the Delivery Point therefor, and Carr shall be deemed to be in exclusive possession and control (and be responsible for any damage or injury resulting therefrom or caused thereby) of Fuel at and from the Delivery Point therefor and of Net Electric Energy, Market Steam and other Market Output prior to the Delivery Point therefor. Risk of loss related to Fuel shall transfer from CPS to Carr at the Delivery Point therefor and risk of loss related to Net Electric Energy, Market Steam and other Market Output shall transfer from Carr to CPS at the Delivery Point therefor. CPS shall indemnify, defend and hold harmless Carr from and against any liability arising out of or in any way relating to CPS's possession or control of Fuel up to the Delivery Point therefor or its possession and control of Net Electric Energy, Market Steam and other Market Output at and after the Delivery Point therefor, and Carr shall indemnify, defend and hold harmless CPS from and against any liability arising out of or in any way relating to Carr's possession or control of Fuel at and from the Delivery Point therefor or its possession and control of Net Electric Energy, Market Steam and other Market Output prior to the Delivery Point therefor.

            8.2.2 RISK OF NON-CONFORMING FUEL. Notwithstanding the provisions of Section 8.2.1 above or any other provision of this Agreement to the contrary, CPS shall remain responsible for, and shall indemnify, defend and hold harmless Carr with respect to, any and all injury or damage, including damage to the Facility, caused by the failure of any Gas delivered to the Facility pursuant to Section 7.1 to conform to the specifications set forth in
Section 7.1.2 and in Exhibit E or by the failure of any Fuel

Oil delivered to the Facility pursuant to Section 7.2 to conform to the specifications set forth in Section 7.2.2 and in Exhibit E.

                                  ARTICLE 9.0
                                    METERING

      9.1   OUTPUT METERING EQUIPMENT.

            9.1.1 INSTALLATION AND OWNERSHIP. Net Electric Energy, Market Steam and other Market Output of the Facility shall be metered at the Delivery Point therefor by Output Metering Equipment installed, owned, operated and maintained by Carr. The Output Metering Equipment shall be used to determine conclusively, subject to Section 9.5, the amount of Market Output delivered by Carr at the Delivery Point.

            9.1.2 MAINTENANCE ETC. Carr shall be responsible for the maintenance, testing and calibration in accordance with Accepted Electrical Practices of the Output Metering Equipment and the maintenance and testing of electrical facilities and Protective Apparatus necessary to interconnect the Facility at the relevant Delivery Points. CPS shall have the right to receive data in electronic form in real time on a continuous basis from the Facility, and Carr shall install at the Facility Output Metering Equipment which is capable of providing such data to CPS. Such installation shall be completed and the delivery of such data shall be commenced as promptly as possible after the Effective Date, but in no event later than four (4) months after the Effective Date. Carr shall bear all costs and expenses of installing, maintaining and testing all Output Metering Equipment, and CPS shall bear the costs of the delivery and communication to CPS of data from such meters.

      9.2   FUEL METERING EQUIPMENT.

            9.2.1 INSTALLATION AND OWNERSHIP. Gas delivered by CPS to the Facility shall be metered at the Delivery Point therefor by Fuel Metering Equipment installed, owned, operated and maintained by NiMo. Except as otherwise provided herein, such Fuel Metering Equipment shall be used to determine conclusively the quantity of Gas delivered at the Delivery Point. The Btu content of the Gas delivered by CPS shall be determined by NiMo by use of a gas chromatograph located in NiMo's Zone 5. If either Party is not satisfied for any reason with the Btu content measurements made by NiMo, Carr shall install, or cause to be installed, a gas chromatograph at the Delivery Point, and the costs thereof shall be shared equally by the Parties. The quantity of Fuel Oil delivered by CPS to the Facility shall be determined by the Facility's operating personnel by gauging the Facility's Fuel Oil storage tanks after delivery. The quality of Fuel Oil deliveries shall be determined from a sample taken from the Fuel Oil delivery truck and analyzed, at CPS's expense, by an independent laboratory.

            9.2.2 MAINTENANCE ETC. Carr shall be responsible for the maintenance, testing and calibration, in accordance with applicable industry standards, of the Fuel Metering Equipment (to the extent not otherwise installed, maintained, tested and calibrated by the Transporter thereof). CPS shall have the right to receive data in electronic form in real time on a continuous basis from the Delivery Point for Gas, and Carr shall install at the Facility Fuel Metering Equipment which is capable of providing such data to CPS. Such installation shall be completed and the delivery of such data shall be commenced as promptly as possible after the Effective Date, but in no event later than four (4) months after the Effective Date. Carr shall bear all costs and expenses of installing, maintaining and testing all Fuel Metering Equipment (except to the extent such costs and expenses are borne by the Transporter(s) of Fuel and except as otherwise expressly provided in Section 9.2.1), and CPS shall bear the costs of the delivery and communication to CPS of data from such meters.

      9.3 CHECK METERS. CPS, at its option and expense, may install and operate one or more check meters to check Carr's meters. Such check meters shall be for check purposes only and shall not be used for the measurement of Fuel or Market Output for purposes of this Agreement, except as provided in
Section 9.5 below. The check meters shall be subject at all reasonable times to inspection and examination by Carr or its designee. The installation, operation and maintenance thereof, however, shall be performed entirely by CPS in accordance with applicable industry standards. Carr shall grant to CPS, at no cost or expense, the right to install such check meters at each Delivery Point and the right to access such check meters at reasonable times as requested by CPS, if such check meters are located on Carr's premises.

      9.4 ACCESS. To the extent such metering equipment is owned and maintained by Carr, CPS shall have the right to receive reasonable advance notice with respect to, and to be present at the time of, any installation, repairing, inspection, testing, calibrating or adjusting of the Output Metering Equipment or Fuel Metering Equipment. All records from such Output Metering Equipment and Fuel Metering Equipment shall be the property of Carr, but upon reasonable advance notice and during normal business hours, Carr shall make available to CPS all data, records and charts relating to the Output Metering Equipment and Fuel Metering Equipment for inspection and verification. Carr shall also keep and maintain, for a period of two (2) years or longer (if required by Law), accurate and detailed records relating to the Facility's hourly deliveries of Market Output and Fuel consumption, which records shall be available for inspection by CPS and its designees during normal business hours upon reasonable notice.

      9.5 TESTING AND ADJUSTMENT. At its sole cost and expense, Carr shall inspect and calibrate, or cause to be inspected and calibrated, all Output Metering Equipment and Fuel Metering Equipment periodically, but not less frequently than annually. If any such test shows a measurement error of more than (a) two percent (2%) or such lower percentage as may be established by applicable tariff, in the case of Fuel Metering Equipment or Output Metering Equipment measuring Market Steam, or (b) one-quarter percent (1/4%) in the case of other Output Metering Equipment, a retroactive correction shall be made for the period during which the measurement instruments were in error, by using CPS's check meter(s) if installed and registering accurately. If no such check meters are installed and registering accurately, or if the period of error cannot be reasonably ascertained, correction shall be made for one-half (1/2) of the period elapsed since the last test date, and, in any such case, the measuring instruments shall be adjusted immediately at Carr's expense so as to measure accurately.

                                  ARTICLE 10.0
                           OPERATION AND MAINTENANCE

      10.1 OPERATION AND MAINTENANCE OBLIGATION. At all times during the Term, Carr shall be responsible for the testing, operation and maintenance of the Facility and (except as otherwise expressly provided in Section 11.1.4) shall bear all costs and expenses incurred in connection therewith, including the cost of labor, parts, supplies, insurance and applicable taxes. The cost of testing to be borne by Carr shall include any net cost of Fuel consumed during testing, after crediting to CPS any revenues received from operation of the Facility during the test period. Such testing, operation and maintenance shall be performed in accordance with Accepted Electrical Practices, applicable Law, and the regulations, standards and guidelines adopted from time to time by the NYPP and/or NY ISO. Carr shall have full and complete control over the Facility at all times, subject to the rights and remedies of CPS under this Agreement, and Carr shall be entitled at any time and from time to time to suspend operation of the Facility or temporarily disconnect the Facility from the Interconnection Facilities whenever and for such periods of time as, in accordance with Accepted Electrical Practices, may be necessary for emergency, reliability, environmental, or safety reasons.

      10.2 OUTAGES. Notice, coordination, reporting and related requirements with respect to Forced Outages and Scheduled Maintenance Outages occurring at the Facility are set forth in the Facility Operating Procedures attached hereto as Exhibit C.

      10.3 ACCESS. During the Term, CPS and its representatives shall have accompanied access to the Facility at all reasonable times in order (a) to verify, review and/or monitor the operation of the Facility and all appurtenant electrical and steam equipment for the purpose of determining Carr's compliance with this Agreement, and (b) to inspect, examine and test equipment and facilities as authorized under this Agreement. Such access shall be subject to compliance by CPS and its representatives with Carr's safety and security requirements, and CPS and its representatives shall at all times conduct themselves so as not to hamper or impede the Facility's operations.

      10.4 MAINTENANCE OF RECORDS. Carr shall keep and maintain at the Facility (and shall retain for a minimum of five (5) years) accurate and complete operating records and logs in a manner consistent with Accepted Electrical Practices and as required by applicable Law and the regulations, standards and guidelines adopted from time to time by the NYPP, NYSRC and/or NY ISO. Such records shall include Market Output, Heat Rate, and Dispatch information. Carr shall make such records and logs available to CPS on a real-time basis as specified in the Facility Operating Procedures, and also for inspection and copying at the Facility, during normal business hours upon reasonable notice. Carr shall give notice to CPS prior to discarding any records and logs and CPS may, within thirty (30) days of such notice, elect to take possession of such records and logs, in which event Carr shall deliver such records and logs to CPS, at the expense of CPS. If CPS does not respond to such notice within thirty (30) days, Carr may discard such records and logs.

                                  ARTICLE 11.0
                               PRICE AND PAYMENT

      11.1 CONTRACT PRICE. As compensation in full to Carr for the Dependable Capacity made available to CPS hereunder and for the Fuel Conversion Services performed by Carr, CPS shall pay Carr (in addition to any applicable annual Heat Rate bonus earned by Carr pursuant to Section 7.3.3 above) for the Term of the Agreement the Fixed Market Output Payment, the Variable Market Output Payment, the Additional Start-up Fee, and the Market Steam Reimbursable Costs as set forth below. Such amounts shall be invoiced by Carr and paid by CPS on a monthly and semi-annual basis as provided in Section 11.2.

            11.1.1 FIXED MARKET OUTPUT PAYMENT. The Fixed Market Output Payment with respect to each calendar month of the Contract Year (prorated on a daily basis for any portion of a calendar month for the first calendar month of the first Contract Year and for the last calendar month of the last Contract Year) shall be Two Hundred Ninety One Thousand Six Hundred Sixty-Seven Dollars ($291,667), subject to adjustment at the end of the 1999 Contract Year and at the end of each subsequent Contract Year as follows:

            Adjusted Fixed Market Output Payment     =      Current Fixed Market
            Output Payment (at the end of the Contract Year) x 1.025

            11.1.2 VARIABLE MARKET OUTPUT PAYMENT. The Variable Market Output Payment with respect to each calendar month of the Contract Year shall be Three Dollars ($3) per MWh of Net Electric Energy generated by the Facility during such month, subject to adjustment at the end of the 1999 Contract Year and at the end of each subsequent Contract Year as follows:

            Adjusted Variable Market Output Payment  =      Current Variable
            Market Output Payment (at the end of the Contract Year) x 1.025

            11.1.3 ADDITIONAL START-UP FEE. For each twelve (12) month period during the Term, CPS shall be allowed, without additional charge, one (1) Start-up per day, five (5) Start-ups per week, and one hundred twenty (120) Start-ups annually (prorated on a daily basis for any period of less than twelve (12) months at the start and end of the Term). The Additional Start-up Fee with respect to daily, weekly or annual Start-ups occurring for any reason in excess of such allowed amounts shall be Two Thousand Five Hundred Dollars ($2,500) per Start-up, subject to adjustment at the end of the 1999 Contract Year and at the end of each subsequent Contract Year as follows:

            Adjusted Additional Start-up Fee = Current Additional Start-up Fee (at the end of the Contract Year) x 1.025

            11.1.4 MARKET STEAM REIMBURSABLE COSTS. In the event the Facility is utilized by CPS to produce Market Steam as provided in Section 6.4, CPS shall reimburse Carr, on a direct cost basis, for all reasonable additional expenses incurred by Carr in producing such Market Steam, including the cost of make-up water, water treatment and purification, boiler and reboiler chemicals, steam delivery, and incremental steam pipe, valve and reboiler maintenance (the "MARKET STEAM REIMBURSABLE COSTS"). The Market Steam Reimbursable Costs shall be incurred by Carr in accordance with Accepted Electrical Practices, shall be calculated in accordance with the cost accounting provisions of Carr's Operation and Maintenance Agreement, and shall be determined by Carr on a monthly basis during the Contract Year.

            11.1.5 AVAILABILITY ADJUSTMENT TO FIXED MARKET OUTPUT PAYMENT. Notwithstanding the provisions of Section 11.1.1 above, the Fixed Market Output Payment shall be subject to reduction each month during the Term on the basis of the actual On-Peak Dispatch Availability of the Facility during such month (the "AVAILABILITY ADJUSTMENT"). Except as otherwise expressly provided in
Section 15.2 below, the Availability Adjustment, if any, for each month of the Contract Year shall be computed as follows:

                  (a) For Months Other Than July and August: If the actual On-Peak Dispatch Availability of the Facility during any month other than July and August is less than the Minimum On-Peak Dispatch Availability for such month as set forth in Section 5.3 above (the difference being expressed as a decimal and referred to herein as a "SHORTFALL"), then the Fixed Market Output Payment for such month shall be reduced as follows:

                        R = FMO - (FMO x (S x AF))

                        Where:

                        R     =     The reduced monthly Fixed Market Output
                                    Payment
                        FMO   =     Current monthly Fixed Market Output Payment
                        S     =     The monthly Shortfall
                        AF    =     An Adjustment Factor as set out in the
                                    table below; provided that if the Shortfall exceeds 0.50, the Shortfall multiplied by the Adjustment Factor (i.e. (S x AF)) shall be deemed to equal 1.00.

                                                               Adjustment
                               Shortfall                         Factor
                               ---------                       ----------
                                 0 - .05                           0.5
                              >.05 - .10                           0.8


                                                               Adjustment
                               Shortfall                         Factor
                               ---------                       ----------
                              >.10 - .15                           1.0
                              >.15 - .20                           1.2
                              >.20 - .25                           1.5
                              >.25 - .30                           1.6
                              >.30 - .35                           1.7
                              >.35 - .40                           1.8
                              >.40 - .45                           1.9
                              >.45 - .50                           2.0

                  (b) For the Months of July and August: If the actual On-Peak Dispatch Availability of the Facility during July or August is less than the Minimum On-Peak Dispatch Availability for such month as set forth in Section 5.3 above, then the Fixed Monthly Output Payment for such month shall be reduced as follows:

                        R = FMO - (S x (DMWhrs x $37.88/MWhr))

                        Where:

                        DMWhrs      =     The total On-Peak MWhrs actually
                                          sought to be Dispatched by CPS during
                                          the month as documented by duly
                                          issued Dispatch Notices

Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Availability Adjustment provided herein shall not apply with respect to any Shortfall caused by an event of Force Majeure as set forth in
Article 14.0.

      11.2  INVOICING AND PAYMENT.

            11.2.1 MONTHLY AND SEMI-ANNUAL STATEMENTS. The Variable Market Output Payment, the Additional Start-Up Fee, the Market Steam Reimbursable Costs and Incremental Station Electric and Gas Costs shall be payable on a monthly basis in arrears during the Term, and the Fixed Market Output Payment shall be payable semi-annually in advance on or before January 1st and July 1st of each year (except for the first payment of Fixed Market Output Payment as set forth below). The Availability Adjustment, if any, to the Fixed Market Output Payment shall be determined at the end of each month and either refunded by Carr after the end of the month or offset by CPS against the next or succeeding months' payments becoming due hereunder. On or before the tenth
(10th) day of each month, Carr shall provide CPS a monthly statement (electronically, or by regular mail, facsimile or other acceptable means) in respect of the immediately preceding month, which statement shall include a designation of the amount of Net Electric Energy delivered by Carr to CPS in each hour of the month, the quantities of Gas consumed in each hour, the number of Start-ups requested and accomplished, the Market Steam Reimbursable Costs incurred by Carr during the month, the Availability Adjustment, if any, for the month, and such other data and information as may be necessary to determine the amounts payable by CPS hereunder. Such statement shall be accompanied by any supporting documentation and other information reasonably requested by CPS to determine the accuracy of the statement. In addition, on or before June 15th and December 16th of each year, Carr shall provide CPS a semi-annual statement of Fixed Market Output Payments payable in respect of the next six (6)-month period beginning on the start of the following month; provided, however, that the first such semi-annual statement shall be submitted by Carr on or before the Effective Date and apply only to the period beginning on the Effective Date and ending on December 31, 1998, and the final such semi-annual statement shall be submitted by Carr on or before June 15th or December 16th, as the case may be, of the last Contract Year hereunder and apply only to the period beginning on the start of the following month and ending on the expiration or other termination date.

            11.2.2 PAYMENT. Subject to the last two sentences of this Section 11.2.2, within thirty (30) days following the date CPS receives each statement under Section 11.2.1, CPS shall pay or cause to be paid to Carr the full undisputed amount specified therein. Notwithstanding the foregoing, the first semi-annual installment of Fixed Market Output Payments shall be payable by CPS on or before the Effective Date. All such payments shall be made by wire transfer of immediately available funds to the account of Carr at such depository as Carr shall designate by written notice to CPS. If requested by Carr in its monthly or semi-annual statement, CPS shall confirm to Carr the amount of payment, the paying bank and the account to be credited not later than two (2) days before payment. If the payment due date falls on a Saturday or a local bank holiday in [New York City] other than a Monday, payment shall be due on the preceding local banking date. If the payment due date falls on a Sunday or a Monday local banking holiday, payment shall be due on the next succeeding local banking day.

            11.2.3 LATE PAYMENTS AND DISPUTED INVOICES. If there is a dispute about any amount invoiced by Carr, the amount not in dispute shall be promptly paid by CPS as provided in Section 11.2.2 above, and any disputed amount which is ultimately determined to have been payable shall be paid within ten (10) days following such determination, together with interest from the date the amount was originally payable to and including the date of payment in accordance with the provisions of Section 11.2.4. Any dispute which is not promptly resolved by mutual agreement of the Parties shall be resolved in accordance with the provisions of Article 17.0.

            11.2.4 INTEREST. Amounts not paid by either Party to the other when due under any provision of this Agreement, including the provisions of this
Section 11.2, shall bear interest, from the date payment was due to and including the date of payment, at the Delayed Payment Rate.

      11.3  ADJUSTMENTS AND AUDIT.

            11.3.1 ADJUSTMENT. In the event adjustments or corrections to monthly or semi-annual statements are required as a result of inaccurate Output Metering Equipment or Fuel Metering Equipment or other errors in computation or billing, the Parties shall promptly recompute amounts due from or to each other hereunder during the period of inaccuracy and otherwise correct any errors in such statement(s). If the total amount, as recomputed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and payment of such previously computed amount has been made, the difference shall be promptly paid to the Party entitled to it, or offset by the Party entitled to it against subsequent payments due or to become due to the other Party.

            11.3.2 AUDIT. Each Party and its representatives shall have the right, at its sole expense, upon reasonable notice and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the amounts of Net Electric Energy and/or Market Steam, or the quantities of Gas or Fuel Oil delivered at the applicable Delivery Point, and Carr shall provide CPS statements and accounts of all Market Steam Reimbursable Costs incurred hereunder. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be promptly made and shall bear interest calculated at the Delayed Payment Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment of any statement or payment shall be made unless objection to the accuracy thereof is made prior to the lapse of two (2) years from the date of the statement; and provided further that this Section 11.3.2 shall survive any expiration or other termination of the Agreement for a period of two (2) years from the date of such termination for the purpose of such statement and payment objections.

                                  ARTICLE 12.0
                                  INDEMNITIES

      12.1 GENERAL INDEMNITY. To the fullest extent permitted by Law, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates, partners, shareholders, directors, officers, agents and employees from and against all loss, liability, damage, cost and expense, including damage and liability for bodily injury to or death of third persons or damage to property of third persons, and including court costs and reasonable attorneys' fees (collectively, "LOSS"), to the extent arising out of, in connection with or resulting from (a) the indemnifying Party's breach of any of the representations or warranties made in, or the indemnifying Party's failure to perform any of its obligations under, this Agreement, (b) the indemnifying Party's violation of any applicable Law in connection with its performance hereunder, or (c) the indemnifying Party's design, installation, construction, ownership, operation, repair, relocation, replacement, removal or maintenance of, or the failure of, any of such Party's equipment and/or facilities, including the Facility, and any Gas or Fuel Oil facilities, and/or any appurtenances thereto, and any electric transmission or steam facilities used in connection with this Agreement; provided, however, that neither Party shall have any indemnification obligations hereunder or under Section 12.4 below in respect of any Loss to the extent caused by an indemnified person's fault or negligence. Each Party's indemnification obligation hereunder shall include full indemnification from any of the foregoing to the extent the Loss arises from the acts or omissions of, or installation, ownership, operation or maintenance of facilities or equipment by, a contractor, supplier, Transporter or customer of the indemnifying Party, or any of their contractors, suppliers, Transporters or customers.

      12.2 EMPLOYEE CLAIMS. With respect to any and all claims against an indemnified Party by an employee of the indemnifying Party or of anyone for whom the indemnifying Party is responsible hereunder, the indemnification obligation stated in Section 12.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for such person under any applicable worker's compensation Law, disability Law, or other employee benefit Law.

      12.3  TAXES.

            12.3.1 CPS TAXES. The compensation paid by CPS to Carr pursuant to
Article 11.0 does not include reimbursement for, and CPS shall be solely liable for and shall pay, cause to be paid, or reimburse Carr if Carr is required to pay, any and all Taxes relating to or arising out of:

                   (a) the transportation or delivery of Fuel hereunder (whether at, prior to or after the Delivery Point therefor); and

                   (b) the delivery, transmission, sale or consumption of Market Output hereunder (whether at or after the Delivery Point therefor).

CPS shall indemnify, defend and hold harmless Carr from and with respect to liability for any such Taxes.

            12.3.2 CARR TAXES. Carr shall be liable for and shall pay, cause to be paid, or reimburse CPS if CPS is required to pay any and all Taxes imposed on or with respect to the Facility or any other tangible property owned by Carr, as well as Taxes imposed on or with respect to the performance by Carr of Fuel Conversion Services hereunder, and Carr shall indemnify, defend and hold harmless CPS from and with respect to liability for any such Taxes. As between Carr and CPS, Carr shall also be liable for any net income taxes imposed upon Carr or its partners with respect to the transactions contemplated hereunder.

            12.3.3 EXEMPTIONS. Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from any Taxes, and shall use all reasonable efforts to obtain or maintain for, or to enable the other Party to obtain or maintain, any exemption from or reduction of any Tax, whether currently available or becoming available in the future. Without limiting the generality of the foregoing, the Parties agree that, if it is beneficial to the efforts of either Party to obtain or maintain any exemption from or reduction of any Tax, whether currently available or becoming available in the future, the Parties shall cooperate to restructure the transactions contemplated by this Agreement so as to enable either Party to obtain or maintain such exemption or reduction, as the case may be; provided, however, that any such restructuring shall not adversely affect the economic consequences hereunder to either Party.

      12.4 ENVIRONMENTAL INDEMNITY. Carr shall protect, defend, indemnify and save harmless CPS, its officers, directors, shareholders, agents, employees, successors and assigns (collectively, the "ENVIRONMENTAL INDEMNITEES") from, against and in respect of, any and all losses, costs, damages, liabilities, obligations, claims, causes of action, fines, penalties or expenses (including reasonable attorney's fees, expenses and litigation costs and sums paid in settlements of claims and any such fees and expenses incurred in enforcing this indemnity or collecting any sums due hereunder) and reasonable expenses for accounting, consulting, engineering, investigation, cleanup, response, removal and/or disposal and other remedial costs, directly or indirectly imposed upon, incurred by or asserted against any Environmental Indemnitee, arising out of or in connection with (a) the use, generation, refining, manufacture, transportation, transfer, production, processing, storage, handling, or treatment of any Hazardous Materials on, under or from the Facility; (b) a Release, or threatened Release, of any Hazardous Materials on, under or from the Facility; (c) the cleanup, removal, and/or disposal of any Hazardous Materials on, under or from the Facility required by any Environmental Law or any Governmental Authority; (d) any personal exposure or injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, including, without limitation, any damage arising out of any cleanup required by Governmental Authorities or Environmental Laws;
(e) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (f) any violation of Laws, orders, rules, regulations, requirements, guidelines, or demands of Governmental Authorities, including permits and licenses under Environmental Laws, which are based upon or in any way related to such Hazardous Materials including the costs and expenses of any remedial action, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses; provided, however, that the foregoing indemnity shall not apply to any liability, Loss, fines, penalties or other amounts arising from the possession, control or handling of Fuel prior to the Delivery Point therefor (which shall be governed by the provisions of Section 8.2.1 above) and shall not apply to any liability, Loss, fines, penalties or other amounts arising from the failure of Fuel to conform to the specifications set forth in this Agreement (which shall be governed by the provisions of Section 8.2.2 above).

      12.5 NOTICE OF CLAIM. An indemnified person (an "INDEMNITEE") shall reasonably promptly after the receipt of notice of the commencement of any legal action or of any claims against such Indemnitee in respect of which indemnification may be sought pursuant to the foregoing provisions of this
Article 12.0, notify the indemnifying Party (the "INDEMNITOR") in writing thereof; provided, that the failure of an Indemnitee reasonably promptly to provide any such notice shall only reduce the Indemnitor's liability by the amount of any damages attributable to the failure of the Indemnitee to give such notice in such manner. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall notify the

Indemnitor thereof, the Indemnitor may, or if so requested by such Indemnitee shall, assume the defense thereof, without any reservation of rights, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Indemnitor to such Indemnitee of an election to assume the defense thereof and approval by the Indemnitee of such counsel, the Indemnitor will not be liable to such Indemnitee under this Article 12.0 for any legal fees and expenses subsequently incurred by such Indemnitee in connection with the defense thereof. No Indemnitee shall settle any indemnified claim over which the Indemnitor has not been afforded the opportunity to assume the defense without the Indemnitor's approval, which approval shall not be unreasonably withheld. The Indemnitor shall control the settlement of all claims over which it has assumed the defense; provided, however, that the Indemnitor shall not conclude any settlement which requires any action or forbearance from action by an Indemnitee or any of its Affiliates or payment by an Indemnitee or any of its affiliates, without the prior approval of the Indemnitee. The Indemnitee shall provide reasonable assistance to the Indemnitor when the Indemnitor so requests, at the Indemnitor's expense, in connection with such legal action or claim. In all cases the Indemnitee shall have the right to participate in and be represented by counsel of its own choice and at its own expense in any such legal action or with respect to any claim.

      12.6 PAYMENT. In the event either Party is required to make an indemnity payment under this Article 12.0, such Party shall promptly pay the Indemnitee the amount so determined. The amount owing to the Indemnitee shall be the amount of such Indemnitee's actual out-of-pocket loss or expense, net of any insurance or other recovery paid to such Indemnitee. If there should be a dispute as to the amount or manner of determination of any indemnity obligation, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as is not subject to dispute, and the matter shall be referred to dispute resolution in accordance with the provisions of Article
17.0. Upon the payment in full of any claim, the Indemnitor making payment shall be subrogated to the rights of the Indemnitee against any person with respect to the subject matter of such claim.

      12.7 SURVIVAL. The Parties expressly acknowledge and agree that the provisions of this Article 12.0 shall survive the expiration or other termination of this Agreement with respect to events, occurrences and claims arising on or before such expiration or other termination.

                                  ARTICLE 13.0
                                   INSURANCE

      13.1 CARR INSURANCE. From and after the Effective Date for the Term of the Agreement, Carr shall obtain and maintain at its expense the minimum insurance coverage for the Facility set forth in Exhibit G attached hereto under individual or blanket insurance policies, with insurance companies rated "A" or better by Best's Insurance Guide and Key Ratings, or otherwise reasonably acceptable to CPS.

      13.2 REQUIREMENTS OF CARR INSURANCE. The insurance obtained by Carr pursuant to Section 13.1 (other than workers' compensation coverage) shall name CPS as an additional insured (to the extent of Carr's indemnity obligations under this Agreement) and shall include provisions or endorsements stating that such insurance is primary insurance with respect to the interests of CPS and that any insurance maintained by CPS is excess and not contributory insurance with the insurance required hereunder. In addition, such insurance shall:

            (a) provide a severability of interests or cross liability clause for general liability and excess liability coverage, to the extent available on commercially reasonable terms;

            (b) provide that CPS shall have the right, but not any obligation, to pay the premiums thereon if Carr shall fail to do so;

            (c) waive any right of subrogation against CPS, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of CPS;

            (d) provide that such insurance may not be canceled or materially changed without at least thirty (30) days' (ten (10) days' in the case of non-payment of premiums) prior written notice sent by registered mail or courier to CPS; and

            (e) to the extent available on commercially reasonable terms, be endorsed as follows, or with substantially similar language:
                  "The breach of any of the warranties or conditions of this policy by Carr shall not prejudice the rights of any additional insured under this policy."

      13.3 PAYMENT OF DEDUCTIBLES. Carr's insurance shall have reasonable deductibles and Carr shall be solely responsible for the payment of all such deductible amounts, unless the loss or damage is caused in whole or in part by the fault or negligence of CPS or any of its contractors, in which case the deductible shall be shared or apportioned as between Carr and CPS in proportion to the degree of fault of each Party. Losses under Carr's insurance shall be adjusted by Carr, with assistance from CPS as necessary to document the loss, and Carr and/or the Facility Lender shall be designated as loss payee with respect to any property insurance covering the Facility.

      13.4 CERTIFICATES OF INSURANCE. On or before the Effective Date and from time to time thereafter upon the reasonable request of CPS, Carr shall deliver to CPS certificates of insurance evidencing that the insurance required under
Section 13.1 is in effect, which certificates shall adequately show that such insurance complies with the requirements of Section 13.2.

      13.5 NONWAIVER. The failure of Carr to comply with the foregoing insurance requirements of this Article 13.0 shall in no way affect its obligations or liabilities under this Agreement, nor shall the failure of any insurance company for any reason to pay claims accruing with respect to such insurance affect, negate or release Carr from any of the provisions of this Agreement, including the indemnity obligations set forth in Article 12.0. The insurance coverages to be provided by Carr hereunder are not intended to and shall not in any manner limit or qualify the obligations of Carr under this Agreement, except to the extent any proceeds of such insurance are applied in satisfaction of Carr's obligations.

                                  ARTICLE 14.0
                                 FORCE MAJEURE

      14.1 EXCUSED PERFORMANCE. Each Party shall be excused from performance and shall not be considered to be in default, or be liable to the other Party for damages, with respect to any obligation under this Agreement, except the obligation to make payment as specified herein with respect to amounts which are due and payable under this Agreement, if and to the extent that its failure of, or delay in, performance is due to an event of Force Majeure; provided, that:

            (a) Such Party gives the other Party written notice describing the particulars of the Force Majeure as soon as is reasonably practicable but in no event later than five (5) days after the Party first becomes aware of the occurrence or commencement of such event;

            (b) The suspension or delay of performance is of no greater scope and of no longer duration than is reasonably required by the event of Force Majeure;

            (c) No default by the affected Party which occurred before the occurrence causing the suspension of performance is excused as a result of the occurrence;

            (d) The Party uses its reasonable efforts to overcome or mitigate the effects of such occurrence; and

            (e) When the Party is able to resume performance of its obligations under this Agreement, such Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

For avoidance of doubt, interruption of firm gas supply or transportation due to an event of Force Majeure shall excuse performance by CPS as provided in this section; and failure of Carr to perform its obligations hereunder caused by CPS' failure to deliver Fuel shall excuse performance by Carr.

      14.2 EXCLUSIONS. Notwithstanding the provisions of Section 14.1 above or any other provision of this Agreement to the contrary:

            (a) The term "Force Majeure" shall not include or excuse the loss by CPS of FERC-approved marketer status or the loss by Carr of FERC-approved electric wholesale generator or market-based rate authority status, unless such loss is itself caused by an event of Force Majeure;

            (b) The provisions of Section 14.1(d) above shall not require either Party to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest, it being understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be entirely within the discretion of the Party having such dispute; and

            (c) CPS shall have no obligation to make payment of the Fixed Market Output Payment with respect to any period during which either Party is excused from performance due to an event of Force Majeure.

      14.3 BURDEN OF PROOF. In the event the Parties are unable in good faith to agree that an event of Force Majeure has occurred, the Parties shall submit the dispute for resolution pursuant to Article 17.0 and the Party claiming a Force Majeure shall have the burden of proof as to whether such Force Majeure
(a) has occurred, (b) was not a result of such Party's fault or negligence and
(c) could not have been avoided by due diligence or the use of reasonable efforts by such Party.

      14.4 EXTENDED FORCE MAJEURE. Notwithstanding any provision in this Agreement to the contrary, in the event either Party is rendered substantially unable to perform its material obligations hereunder due to Force Majeure and the continuing effect of such Force Majeure has not been fully removed or alleviated within six (6) months after the date such Force Majeure was initially declared, then either Party shall have the right, so long as such Force Majeure (or the effect thereof) continues, to terminate the Agreement, without further liability or responsibility hereunder (except for any liability which expressly survives the termination of the Agreement), upon thirty (30) days written notice to the other Party.

                                  ARTICLE 15.0
                                  DEFAULT AND
                               EARLY TERMINATION

      15.1  TERMINATION FOR DEFAULT.

            15.1.1 EVENT OF DEFAULT. An event of default under the Agreement (an "EVENT OF DEFAULT") shall be deemed to exist with respect to a Party (the "DEFAULTING PARTY") upon the occurrence of any one or more of the following:

            (a)   the Bankruptcy of the Defaulting Party;

            (b) a failure by the Defaulting Party to make, when due, any undisputed payment required pursuant to this Agreement, if the Defaulting Party does not cure such failure within thirty
                  (30) days following receipt of notice from the other Party demanding payment;

            (c) a failure by the Defaulting Party to perform any other of its material obligations under this Agreement in accordance with the requirements of the Agreement, if the Defaulting Party does not cure such failure within thirty (30) days following receipt of notice from the other Party demanding such cure (or, if such failure is curable, within such longer period of time, not to exceed a maximum cure period of ninety (90) days, as is reasonably necessary to accomplish such cure without material adverse effect on the other Party, if the cure cannot be reasonably accomplished within such thirty
                  (30)-day period and the Defaulting Party diligently commences and completes such cure in such longer period); provided, however, that, for avoidance of doubt, no Event of Default shall be deemed to exist hereunder as a result of a failure of the Facility to meet the Annual Heat Rate Guarantee set forth in Section 7.3 above (which failure shall be governed by the provisions of Section 7.3.2) or as a result of a failure of the Facility to achieve the Minimum On-Peak Dispatch Availability set forth in Section 5.3 above (which failure shall be governed by the provisions of Section 11.1.5;

            (d) a breach by the Defaulting Party of any material representation or warranty of such Party set forth in this Agreement, if within thirty

                   (30) days following receipt of notice from the other Party demanding such cure, the Defaulting Party does not cure such breach by curing the facts underlying such incorrect representation or warranty so as to make such incorrect representation or warranty correct (or, if such breach is curable, within such longer period of time, not to exceed a maximum cure period of ninety (90) days, as is reasonably necessary to accomplish such cure without material adverse effect on the other Party, if the cure cannot be reasonably accomplished within such thirty (30)-day period and the Defaulting Party diligently commences and completes such cure in such longer period); or

            (e) a failure by the Defaulting Party to comply with the terms of any final resolution of a dispute pursuant to Article
                   17.0 below, if the Defaulting Party does not cure such failure within thirty (30) days following receipt of notice from the other Party demanding such cure (or, if such failure is curable and does not constitute a failure to pay money, within such longer period of time, not to exceed a maximum cure period of ninety (90) days, as is reasonably necessary to accomplish such cure without material adverse effect on the other Party, if the cure cannot be reasonably accomplished within such thirty (30)-day period and the Defaulting Party diligently commences and completes such cure in such longer period).

            15.1.2 REMEDIES. Subject to the limitations set forth in Articles
16.0 and 17.0 below, upon the occurrence and during the continuation of an Event of Default, the Party not in default shall have the right to pursue any remedy under this Agreement or now or hereafter existing under applicable Law or in equity, including an action for direct damages and/or specific performance and including termination of the Agreement upon twenty (20) days written notice to the Defaulting Party; provided, however, that in the case of an Event of Default by Carr, CPS shall provide the Facility Lender with notice of such Event of Default and the Facility Lender shall have the rights set forth in the Consent and Agreement to be entered into among Carr, CPS and the Facility Lender pursuant to the provisions of Section 20.3 below. Notwithstanding the foregoing and notwithstanding any other provision in this Agreement to the contrary, Carr shall have the right, in addition to all other rights and remedies hereunder, after five (5) days prior notice to CPS, to suspend or curtail the performance of Fuel Conversion Services hereunder upon and during an Event of Default as to CPS involving a failure of CPS to comply with the payment provisions of the Agreement.

            15.1.3 REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, all rights and remedies of the Parties set forth in this Agreement shall be cumulative and no remedy available to a Party not in default hereunder shall be exclusive of any other remedy.

      15.2 OPTIONAL TERMINATION BY CPS. Notwithstanding any provision in this Agreement to the contrary, CPS, at its sole election, may terminate the Agreement at any time for its convenience upon thirty (30) days prior written notice to Carr. Upon a termination pursuant to this Section 15.2, CPS shall have no further liability or obligation to Carr (except as provided in this Section and except for any other liability which expressly survives termination of the Agreement), and Carr shall accept in full satisfaction and discharge of all obligations owed to Carr with respect to the Agreement, an amount equal to the sum of the following:

            (a) all amounts due or becoming due pursuant to this Agreement for Fuel Conversion Services rendered and Dependable Capacity made available up to the Agreement termination date; plus

            (b) an amount equal to the amount required to repay in full the principal amount of all Facility Debt outstanding under the Financing Documents at the Agreement termination date; provided, however, that, regardless of any refinancing of Facility Debt following the Effective Date, CPS shall not be obligated hereunder to pay Carr a principal amount that exceeds the principal amount of Facility Debt outstanding under the Financing Documents on the Effective Date (reduced up to the termination date in accordance with the original repayment schedule set forth in such Financing Documents as of the Effective Date); plus

            (c) an amount equal to the amount required to pay all interest period breakage costs, prepayment premiums and penalty, interest rate swap breakage costs and other similar termination payments payable under the Financing Documents or under other agreements entered into by Carr in connection with the Financing Documents with respect to the Facility Debt payable pursuant to clause (b) above.

CPS shall pay such amounts to Carr, in accordance with the payment provisions set forth in Section 11.2.2 above, within five (5) days following the termination date, or within fifteen (15) days following CPS's receipt of Carr's invoice therefor (together with such supporting documentation as CPS may reasonably request), whichever is later. The determination of all amounts payable pursuant to the foregoing with respect to the Financing Documents shall be certified in writing by the Facility Lender, which certification shall be included with Carr's invoice therefor.

      15.3 TERMINATION FOR FAILURE OF EFFECTIVE DATE TO OCCUR. Upon the written notice of either Party, this Agreement shall terminate and be of no force or effect, without liability or obligation on the part of either Party, in the event the Effective Date does not occur on or before December 31, 1998.

      15.4 TERMINATION RIGHTS OF CPS FOR SUMMER UNAVAILABILITY. Not-withstanding anything else contained herein to the contrary, in the event that for any Contract Year, the total of: (1) any liability of Carr pursuant to
Section 7.3.2 in the preceding Contract Year, (2) any Availability Adjustment to Fixed Market Output Payment pursuant to Section 11.1.5(a) for such Contract Year, and (3) any Availability Adjustment to Fixed Market Output Payment pursuant to Section 11.1.5(b) for such Contract Year exceeds ten percent (10%) of the Fixed Market Output Payment payable by CPS with respect to such Contract Year, CPS shall have the right to terminate this Agreement at any time during such Contract Year upon twenty (20) days written notice to Carr. Provided however that CPS shall not have the right to terminate as set forth in this
Section 15.4, unless Carr's performance shall have triggered an Availability Adjustment to Fixed Market Output Payment pursuant to Section 11.1.5(b) for such Contract Year. With respect to the calculation of liability of Carr pursuant to Section 7.3.2 for the 1999 Contract Year, the liability of Carr under (1) above shall be that incurred in the 1999 Contract Year and CPS's right to terminate shall extend until January 31, 2000.

                                  ARTICLE 16.0
                                   LIABILITY

      16.1 LIMITATION OF AVAILABILITY ADJUSTMENT AND HEAT RATE DAMAGES. Subject to the overall limitation on Carr's liability under this Agreement as set forth in Section 16.2 below, the Parties agree that the aggregate cumulative liability of Carr hereunder with respect to operating guarantees or performance for any Contract Year during the Term, including liability pursuant to Section 7.3.2 for excess Gas or Fuel Oil utilized by the Facility during any Contract Year and including Availability Adjustments to the Fixed Market Output Payment pursuant to Section 11.1.5 with respect to any Contract Year, shall not exceed an amount equal to ten percent (10%) of the Fixed Market Output Payment payable by CPS with respect to such Contract Year.

      16.2 AGGREGATE YEARLY LIMIT OF LIABILITY. Notwithstanding any other provision in this Agreement to the contrary, the Parties agree that Carr's aggregate cumulative liability to CPS in any Contract Year arising out of or relating to this Agreement from any and all causes, including liability for Availability Adjustments to the Fixed Market Output Payment and liability for excess Fuel utilization, shall not exceed an amount equal to the Fixed Market Output Payment for such Contract Year.

      16.3 WAIVER OF CONSEQUENTIAL DAMAGES. In no event shall either Carr or CPS, or their respective officers, directors, partners, shareholders, Affiliates, agents, employees, successors, assigns, suppliers or contractors be liable to the other Party hereunder or to its officers, directors, partners, shareholders, Affiliates, agents, employees, successors, assigns, suppliers or contractors for special, indirect, consequential, punitive or exemplary damages of any nature or kind whatsoever, including loss of profits or revenue (except with respect to payments and amounts expressly provided for in the Agreement), outages or service interruptions of the Facility (except with respect to Availability Adjustments expressly provided for in the Agreement), loss of contracts, cost of capital or claims of customers, and Carr hereby releases CPS therefrom, and CPS hereby releases Carr therefrom.

      16.4 INTENT. The Parties intend that the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability, and exclusive remedy provisions expressed throughout this Agreement shall apply, whether in contract, tort or otherwise, even in the event of the fault, negligence (in whole or in part), strict liability or breach of contract of the Party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such exclusive remedy provision, and shall extend to such Party's Affiliates, contractors and suppliers, and to its and their partners, shareholders, directors, officers, employees and agents. The Parties also intend and agree that such provisions shall continue in full force and effect notwithstanding the expiration or earlier termination of the Agreement. The Parties confirm that (a) the exclusive remedies and measures of damages provided in this Agreement satisfy the essential purposes hereof, (b) for breach of any provision for which an exclusive remedy or measure of damages is provided, such exclusive remedy or measure of damages shall be the sole and exclusive remedy, (c) the obligor's liability shall be limited as set forth in such provisions, and (d) with respect to such provisions, all other remedies or damages at law or in equity are waived.

      16.5 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, CARR MAKES NO WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, CONCERNING THE FACILITY, THE DEPENDABLE CAPACITY, MARKET OUTPUT, HEAT RATE, AVAILABILITY OR ANY OTHER MATTER UNDER THIS AGREEMENT, AND CARR DISCLAIMS ANY WARRANTY OR GUARANTY IMPLIED BY LAW, AS WELL AS WARRANTIES OF CUSTOM OR USAGE.

                                  ARTICLE 17.0
                               DISPUTE RESOLUTION

      17.1  NEGOTIATION OF DISPUTES.

            17.1.1 DISPUTES NOT INVOLVING AN EVENT OF DEFAULT. In the event of any claim, dispute or disagreement (a "DISPUTE") arising out of or relating to the implementation or performance of this Agreement which the Parties have been unable to settle or agree upon within a period of thirty (30) days after the Dispute arises and which is not a Dispute involving an alleged Event of Default by either Party, the Chief Executive Officers of each Party shall meet, upon the request of either Party (the "FIRST TRIGGER"), in a good faith effort to reasonably resolve the Dispute. If such Chief Executive Officers are unable to resolve the Dispute within fifteen (15) days of the First Trigger, or if either Chief Executive Officer earlier requests such a meeting (in either case, the "SECOND TRIGGER"), the respective Chairmen of the Board of each Party, or an equivalent director or officer, shall meet in a good faith effort to reasonably resolve the Dispute, and if such individuals are unable to reach a resolution within fifteen (15) days following the Second Trigger, then either Party may by notice to the other submit the Dispute to arbitration in accordance with the provisions of Section 17.2 below. The Parties agree, however, in the case of technical Disputes, that prior to submission of the Dispute to arbitration by either Party, the Parties shall consider attempting to resolve the Dispute by referring the matter to the Independent Engineer for resolution in accordance with procedures to be mutually agreed upon.

            17.1.2 DISPUTES INVOLVING AN EVENT OF DEFAULT. In the event of any Dispute arising out of or relating to the implementation or performance of this Agreement which involves an alleged Event of Default by either Party and with respect to which any applicable notice requirement and cure period set forth in
Section 15.1.1 have been met, the Chief Executive Officers of each Party shall meet, upon the request of either Party (the "EVENT OF DEFAULT TRIGGER"), in a good faith effort to reasonably resolve the Dispute. If such Chief Executive Officers are unable to resolve the Dispute within fifteen (15) days of the Event of Default Trigger, or if either Chief Executive Officer earlier requests such a meeting, the respective Chairmen of the Board of each Party, or an equivalent director or officer, shall meet in a good faith effort to reasonably resolve the Dispute, and if such individuals are unable to reach a resolution within thirty (30) days following the Event of Default Trigger, then either Party may by notice to the other submit the Dispute to arbitration in accordance with the provisions of Section 17.2 below. The Parties agree, however, in the case of technical Disputes, that prior to submission of the Dispute to arbitration by either Party, the Parties shall consider attempting to resolve the Dispute by referring the matter to the Independent Engineer for resolution in accordance with procedures to be mutually agreed upon.

      17.2  ARBITRATION.

            17.2.1 PROCEDURES. Any Dispute arising out of or relating to this Agreement or the breach or termination thereof which is not settled in accordance with the provisions of Section 17.1 above shall be submitted to binding arbitration to be conducted in accordance with the following procedure:

                   (a) The Party seeking arbitration hereunder may request such arbitration in writing, which writing shall include a clear statement of the matter(s) in dispute and shall name one arbitrator appointed by such Party. Within twenty (20) days after receipt of such request, the other Party shall appoint one arbitrator, or in default thereof, such arbitrator shall be named as soon as practicable by the Arbitration Committee of the American Arbitration Association, and the two arbitrators so appointed shall name a third arbitrator within ten (10) days, or failing such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed by the Arbitration Committee of the American Arbitration Association.

                   (b) The arbitration hearing shall be held in New York City, New York, on at least thirty (30) days prior written notice to the Parties. Except as otherwise provided herein, the proceedings shall be conducted in accordance with the Expedited Procedures of the Commercial Arbitration Rules and procedures of the American Arbitration Association; provided, that depositions may be taken and discovery may be made in accordance with the Federal Rules of Civil Procedure. Any decision of the arbitrators, including a decision regarding an allocation of costs consistent with this
                        Section 17.2.1, shall be joined in by at least two of the arbitrators and shall be set forth in a written award which shall state the basis of the award and shall include both findings of fact and conclusions of law. Any award rendered pursuant to the foregoing, which may include an award or decree of specific performance hereunder, shall, subject to clause (c) below, be final and binding on the Parties, and judgment thereon may be entered or enforcement thereof sought by either Party in a court of competent jurisdiction.

                   (c) Either Party may appeal an arbitration award to a court of competent jurisdiction to the extent such Party is aggrieved by the arbitrators' conclusion(s) of law. Additionally, the Parties may appeal a finding of fact to the extent a court of competent jurisdiction determines that such finding was clearly erroneous.

                   (d) Notwithstanding the foregoing, nothing contained herein shall be deemed to give the arbitrators appointed pursuant to the foregoing any authority, power or right to alter, change, amend, modify, waive, add to or delete from any of the provisions of this Agreement.

                   (e) Each Party shall bear the costs of its appointed arbitrator and its own attorneys' fees, and the costs of the third arbitrator incurred in accordance with the foregoing shall be shared equally by the Parties. Additional incidental costs of arbitration shall be paid for by the non-prevailing Party in the arbitration; provided, that where the final decision of the arbitrators is not clearly in favor of either Party, such incidental costs shall be shared equally by the Parties.

                   (f) The Parties agree that compliance by a Party with the provisions of subparagraphs (a) through (e) of this
                        Section 17.2.1 shall be a complete defense to any suit, action or proceeding instituted in any federal or state court, or before any administrative tribunal by the other Party with respect to any controversy or dispute arising under or pursuant to this Agreement and which is subject to arbitration as set forth herein, other than a suit or action alleging non-compliance with a final and binding arbitration award rendered hereunder.

                   (g) The Parties further agree that all aspects of the arbitration, and any award made by the arbitrators, shall be held confidential by the Parties and the arbitrators.

            17.2.2 APPLICABLE LAW AND ARBITRATION ACT. The agreement to arbitrate set forth in this Section 17.2 shall be enforceable in either federal or state court. The enforcement of such agreement and all procedural aspects thereof, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses as to arbitrability, and the rules (except as otherwise expressly provided herein) governing the conduct of the arbitration, shall be governed by and construed pursuant to the United States Arbitration Act, 9 U.S.C. Sections 1-16. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive Laws of the State of New York; provided, however, that the arbitrators shall have no authority to award punitive damages under any circumstances (whether it be exemplary damages, treble damages, or any other penalty or punitive type of damages) regardless of whether such damages may be available under New York Law, the Parties hereby waiving their right, if any, to recover punitive damages in connection with any such claims, disputes or disagreements.

      17.3 PENDENCY OF DISPUTE. The existence of any Dispute under this Agreement or the pendency of the Dispute settlement or resolution procedures set forth herein shall not in and of themselves relieve or excuse either Party from its ongoing duties and obligations under this Agreement.

                                  ARTICLE 18.0
                              CARR REPRESENTATIONS
                                 AND COVENANTS

      Carr hereby represents, warrants and covenants to CPS as follows:

      18.1 STANDING. It is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in New York and in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business or its ability to perform its obligations under this Agreement.

      18.2 NO VIOLATION OF LAW; LITIGATION. It is not in violation of any applicable Law promulgated or judgment entered by any national, state, or local Governmental Authority which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of Carr) threatened against it which, if adversely determined, could reasonably be expected to have a material adverse effect on its financial condition, operations, prospects or business, as a whole, or its ability to perform under this Agreement.

      18.3  LICENSES. It has made all filings with, and, except as set forth in
Article 3.0, obtained all consents, licenses, permits, and other approvals from, all applicable Governmental Authorities which are required or appropriate to be made or obtained to permit it to lawfully conduct its business now and as contemplated by this Agreement.

      18.4 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained or are reasonably expected to be obtained in due course) under, the limited partnership agreement or other organizational documents of Carr, or any applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which it is a party or by which it is bound or to which it or its property is subject, or constitute a default under any such agreement or instrument.

      18.5 AUTHORITY, ETC. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary partnership action on its part; and this Agreement has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of Carr enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by Bankruptcy, insolvency, reorganization or moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      18.6 ASSETS AND BUSINESS. Carr's assets consist, and at all times during the Term will consist, solely of its interests in the Facility and assets reasonably related thereto, and, during the Term, Carr will engage only in activities and transactions contemplated by, or reasonably related to the performance of its obligations under, this Agreement. As of the Effective Date, Carr shall possess all rights and interests in the Facility and other assets necessary to perform its obligations under this Agreement.

      18.7 COMPLIANCE WITH LAW. Carr's performance of its obligations under this Agreement, including the performance of all Fuel Conversion Services, will be in compliance in all material respects with all applicable federal, state and local Laws, including Environmental Laws.

                                  ARTICLE 19.0
                              CPS REPRESENTATIONS
                                 AND COVENANTS

      CPS hereby represents, warrants and covenants to Carr as follows:

      19.1 STANDING. It is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business or its ability to perform its obligations under this Agreement.

      19.2 NO VIOLATION OF LAW; LITIGATION. It is not in violation of any applicable Law promulgated or judgment entered by any national or local Governmental Authority which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of CPS) threatened against CPS which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of CPS, or its ability to perform under this Agreement.

      19.3 LICENSES. It has made all filings with, and obtained all consents, licenses, permits, and other approvals from, all applicable Governmental Authorities which are required or appropriate to be made or obtained to permit it to lawfully conduct its business now and as contemplated by this Agreement.

      19.4 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained or are reasonably expected to be obtained in due course) under, the articles, bylaws or other organizational documents of CPS, or any applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which CPS is a party or by which it is bound or to which it or its property is subject, or constitute a default under any such agreement or instrument.

      19.5 AUTHORITY, ETC. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by CPS of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by CPS and constitutes the legal, valid and binding obligation of CPS enforceable against CPS in accordance with the terms hereof, except as such enforceability may be limited by Bankruptcy, insolvency, reorganization or moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      19.6 COMPLIANCE WITH LAW. CPS's performance of its obligations under this Agreement, including all delivery of Fuel hereunder, will be in compliance in all material respects with all applicable federal, state and local Laws, including Environmental Laws.

                                  ARTICLE 20.0
                                   ASSIGNMENT

      20.1 AGREEMENT BINDING. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

      20.2 ASSIGNMENT. This Agreement shall not be assignable by either Party in whole or in part without the prior written consent of the other Party, which consent shall be within the sole discretion of such other Party, except that:
(a) this Agreement may be collaterally assigned in whole by Carr without such consent to the Facility Lender; and (b) this Agreement may be assigned without such consent to the successor (by merger, consolidation, or acquisition) of either Party, or, in the case of CPS, to any direct or indirect wholly-owned subsidiary of Baltimore Gas and Electric Company, or successor, but such assignment shall not relieve the assigning Party of any of its obligations under this Agreement. Except for an assignment to the Facility Lender, no assignment by either Party of this Agreement for any purpose whatsoever shall be valid until all obligations of the assignor hereunder shall have been assumed by the assignee by written agreement delivered to the other Party. Any assignment which does not comply with the provisions of this Section 20.2 shall be null and void.

      20.3 FACILITY LENDER REQUESTED DOCUMENTS. In connection with any collateral assignment by Carr of this Agreement to the Facility Lender as set forth in Section 20.2 above, CPS agrees to execute and deliver a Consent and Agreement to such assignment in the form reasonably requested by the Facility Lender and reasonably acceptable to CPS; provided that such Consent and Agreement, or any substitute Consent and Agreement reasonably requested by the Facility Lender, shall not result in, or purport to constitute, an amendment or modification of this Agreement. CPS further agrees to furnish the Facility Lender with such other documents as may reasonably be requested by the Facility Lender, including (as applicable) an opinion of counsel to CPS, certificates of good standing, organizational certificates and resolutions of CPS's board of directors authorizing the execution and delivery of this Agreement and the Consent and Agreement.

                                  ARTICLE 21.0
                                 PROPRIETARY &
                            CONFIDENTIAL INFORMATION

      21.1 NON-DISCLOSURE OBLIGATION. Neither Party shall disclose to third parties any confidential or proprietary information regarding the other Party's business affairs, finances, technology, processes, plans or installations, product information, know-how, or other information that is received from the other Party pursuant to this Agreement or the Parties' relationship prior thereto and that is clearly marked "confidential", without the express written consent of the other Party, which consent shall not be unreasonably withheld. In addition, except as reasonably required by Carr for financing the acquisition of the Facility or as reasonably required by either Party for performing its obligations hereunder, both Parties shall at all times use their reasonable efforts to keep all information regarding the terms and conditions of this Agreement confidential. This Section 21.1 shall not apply to information that was already in the possession of one Party prior to receipt from the other, that is now or hereafter becomes a part of the public domain through no fault of the Party wishing to disclose, or that corresponds in substance to information heretofore or hereafter furnished by third parties without restriction on disclosure.

      21.2 REQUIRED DISCLOSURE. If a Party is compelled by Law to disclose information that is otherwise required to be maintained in confidence pursuant to Section 21.1 above, or if disclosure is required in connection with the assertion of any claim or defense in judicial or administrative proceedings involving a Party, the Party may make disclosure notwithstanding the provisions of Section 21.1; provided, however, that the Party making the disclosure shall immediately notify the other Party of the requirement and the terms thereof prior to the submission and shall cooperate to the maximum extent practicable to minimize the disclosure of the information. The Party disclosing such information shall use its reasonable efforts, at the cost of the other Party, to obtain proprietary or confidential treatment of such information by the third party to whom the information is disclosed, and shall, to the extent such remedies are available, seek protective orders limiting dissemination and use of the information. This Agreement does not alter the rights of either Party to challenge any Law requiring the disclosure.

      21.3 TERM OF OBLIGATION. The confidentiality obligations of the Parties pursuant to this Article 21.0 shall survive the expiration or other termination of this Agreement for a period of two (2) years. Upon such expiration or other termination, each Party shall promptly return to the other Party, upon request, any confidential information of the other Party supplied in documentary form.

                                  ARTICLE 22.0
                                    NOTICES

      22.1 WRITING. Any notice, invoice, demand, offer or other written instrument required or permitted to be given pursuant to this Agreement (unless expressly permitted to be sent electronically) shall be in writing signed by the Party giving such notice and shall, to the extent reasonably practicable, be sent by telefax, and if not reasonably practicable to send by telefax, then by hand delivery, overnight courier, or registered mail, to the other Party at the address set forth below:

            If delivered to Carr:

            c/o Orion Power Holdings, Inc.
            111 Market Place
            Baltimore, MD  21202
            FAX:  410-468-3699
            Attention: Jack Fusco, COO

            with a copy to:

            c/o Orion Power Holdings, Inc.
            111 Market Place
            Baltimore, MD  21202
            FAX:  410-468-3699
            Attention:  Scott Helm, CFO

            If delivered to CPS:

            111 Market Place
            Baltimore, MD 21202
            FAX: 410-468-3496
            Attention: Dale Meyer, Vice President

            with a copy to:

            111 Market Place
            Baltimore, MD 21202
            FAX: 410-468-3496
            Attention:  Dave Perlman, General Counsel

Each Party shall have the right to change the place to which notice shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.

      22.2 TIMING OF RECEIPT. Without limiting any other means by which a Party may be able to prove that a notice has been received by the other Party, a notice shall be deemed to be duly received:

            (a) If delivered by hand, overnight courier or telegram, the date when left at the address of the recipient;

            (b)   If sent by registered mail, the date of the return receipt;
                  or

            (c) If sent by telefax, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefax was sent indicating that the telefax was sent in its entirety to the recipient's telefax number.

In any case hereunder in which a Party is required or permitted to respond to a notice from the other Party within a specified period, such period shall run from the date on which the notice was deemed received as above provided, and the response shall be considered to be timely given if given as above provided by the last day of such period.

                                  ARTICLE 23.0
                            MISCELLANEOUS PROVISIONS

      23.1 CONDITIONS PRECEDENT. The obligations of Carr and CPS to proceed with the transactions contemplated by this Agreement shall be expressly subject to fulfillment, on or prior to the Effective Date, of the following conditions precedent, unless waived in writing by both parties:

            (a) Carr shall have assigned, or caused to be assigned, to CPS that certain NiMo Gas Transportation Agreement dated June 26, 1998 (the "GAS TRANSPORTATION AGREEMENT"), and CPS shall have duly accepted such assignment and assumed, as of the Effective Date, all of the obligations of the assignor thereunder;

            (b) Such assignment of the Gas Transportation Agreement shall be effective as to NiMo;

            (c) All required regulatory approvals for Carr to sell the Facility's Dependable Capacity and provide Fuel Conversion Services in accordance with this Agreement and otherwise perform its obligations hereunder shall have been obtained; and

            (d) Carr shall have completed the purchase of the Facility and the Facility Site, and shall have executed all agreements (whether by assignment of existing agreements or by execution of new agreements) required for the operation of the Facility in accordance with this Agreement, including an interconnection agreement with NiMo and the Operation and Maintenance Agreement, and all such agreements shall be in full force and effect.

      23.2 SCHEDULING COORDINATOR. CPS shall perform the function of scheduling coordinator for the Facility, as contemplated under the rules and procedures of the NYPP/NY ISO. Notwithstanding any provision in this Agreement to the contrary, CPS may subcontract its duties pursuant to this Section 23.2, without the consent of Carr, to any person permitted by the NYPP/NY ISO; provided, however, that if CPS proposes to subcontract such duties to any person who is not an Affiliate of CPS, it shall first offer such subcontract to Carr.

      23.3 JOINT EFFORT. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

      23.4 CAPTIONS. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

      23.5 SEVERABILITY. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of the Agreement so long as the material purposes of this Agreement can be determined and effectuated.

      23.6 NO WAIVER. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each of such provisions.

      23.7 APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York, exclusive of conflicts of laws provisions.

      23.8 COUNTERPARTS. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties.

      23.9  SURVIVAL. The provisions of Articles 12.0, 18.0 and 19.0 and
Section 8.2 of this Agreement shall survive the expiration or earlier termination of this Agreement for the terms specified therein, if any, and otherwise indefinitely.

      23.10 FURTHER ASSURANCES. Each Party agrees to execute and deliver all further instruments and documents, and take all further action not inconsistent with the provisions of this Agreement that may be reasonably necessary to complete performance of the Parties' obligations hereunder and to effectuate the purposes and intent of this Agreement.

      23.11 INDEPENDENT CONTRACTOR, ETC. The Parties shall each be independent contractors with respect to the performance of this Agreement, and neither Party, nor its employees, contractors, agents or representatives shall be deemed to be the servants, employees, agents or representatives of the other Party in any respect. Nothing contained in this Agreement shall be construed as constituting a joint venture, partnership or other association between Carr and CPS, and neither Party shall be authorized to act on behalf of or to bind the other Party or to make any representation about or on behalf of such other Party.

      23.12 THIRD PARTIES. Except as otherwise expressly provided in this Agreement with respect to indemnified persons, nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any person who is not a party to this Agreement.

      23.13 ANNOUNCEMENTS. Except as otherwise required by Law or the rules of the New York Stock Exchange, for so long as this Agreement is in effect, neither Party shall, nor shall either Party permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior review of the other Party.

      23.14 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each Party shall pay all of its own costs and expenses incurred in connection with the negotiation and execution of this Agreement.

      23.15 NO PRECEDENTIAL VALUE. The Parties agree that this Agreement shall not have any precedential value for any other future dealings or arrangements between the Parties.

                              AGREEMENT EXECUTION

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth in the preamble to this Agreement by their duly authorized representatives as follows:

CARR:

CARR STREET GENERATING STATION, L.P.

by                      , its General Partner
  ----------------------

By:
    --------------------------
Name:
      ------------------------
Title:
       -----------------------

CPS:

CONSTELLATION POWER SERVICES, INC.

By:
    --------------------------
Name:
      ------------------------
Title:
       -----------------------

                                   EXHIBIT A

                          DESCRIPTION OF FACILITY AND
                         DESIGNATION OF DELIVERY POINTS

The Facility is a natural gas fired dual combustion turbine, single steam turbine combined cycle electric generation facility that produces up to 105 gross megawatts of power. The Facility also has the capability to fire No. 2 low sulfur fuel oil, and may produce up to 80,000 pounds per hour of process steam with a proportionate reduction in electrical power output up to approximately 5 MW.

Natural gas is delivered to the Facility via pipeline and No. 2 low sulfur fuel oil is delivered by truck. No. 2 fuel oil is stored in a tank on site prior to burning in the combustion turbines. The combined cycle heat rate without steam generation is approximately 8,000 Btu/kwh.

Electricity is delivered to the NiMo transmission system via a NiMo substation located on the Facility Site. The electric power is generated at 13,800 volts and transformed to 115,000 volts at 60 hertz with a power factor as dispatched to meet market conditions.

Steam is produced by a reboiler system that isolates the process steam from the steam turbine condensate cycle. Steam is delivered to the Facility gate via pipeline at a flow of 20,000 to 80,000 pounds per hour at a temperature of 358 degrees F to 378 degrees F, and a pressure of 135 to 155 psig.

The designated Delivery Points at the Facility are as follows:

1. For Gas delivered by CPS, the delivery point to Carr shall be the metered interconnection owned and maintained by NiMo between NiMo's facilities and the Facility.

2. For Fuel Oil delivered by CPS, the delivery point to Carr shall be the suction valve on the Fuel Oil unloading pumps for storage in the on-site Fuel Oil storage tank. The Fuel Oil meters located in the fuel supply lines to each combustion turbine shall measure the Fuel Oil volumes converted to electrical power.

3. For Ancillary Services and Net Electric Energy delivered by Carr, the delivery point to CPS shall be the switch at the 115,000 volt ring bus owned and maintained by NiMo designated as the receiving point in the Interconnection Agreement between NiMo and East Syracuse Generating Company, as assigned to Carr.

4. For Market Steam delivered by Carr, the delivery point to Bristol - Myers shall be at the Bristol - Myers steam valve, as built and as the pipeline is in place as of the Effective Date of the Agreement. Any other Market Steam customer delivery point shall be either the Facility fence line, or as may be otherwise agreed by Carr and CPS.

                                   EXHIBIT B

                      ALLOWANCES FOR SCHEDULED MAINTENANCE

Scheduled Maintenance is the annually planned outage time required to perform work on specific components of the Facility. This includes the annual tune-up outages scheduled in April or May, heat recovery steam generator (HRSG) outages for inspection and permits, the hot section inspection of the combustion turbine and major overhauls of the combustion turbines. A Scheduled Maintenance plan shall be presented and agreed to between CPS and Carr sixty (60) days before the start of each Contract Year.

Scheduled Maintenance hours shall be excluded from the calculation of monthly On-Peak Dispatch Availability and the application of any Availability Adjustment to the Fixed Market Output Payment.

For example: In any given month of May there are 336 to 368 On-Peak hours. A two (2) week Scheduled Maintenance tune-up outage occurs in May. CPS shall not request Dispatch of the Facility during those two weeks that include one hundred and sixty (160) On-Peak hours. The calculation of the On-Peak Dispatch Availability for that month of May shall include only the Dispatched MWH requested during the 176 to 208 On-Peak hours outside of the two week Scheduled Maintenance period.

For purposes of developing the Scheduled Maintenance plan for any Contract Year, the following rules will apply:

1. Tune-up outages are required in the months of April or May, and shall be limited to eighty (80) On-Peak hours.

2. HRSG outages may be scheduled in April, May, October, November or December. If the HRSG outage is scheduled in April or May, the outage shall be limited to one hundred and sixty (160) On-Peak hours and performed with the tune-up outage included within the one hundred and sixty (160) hours. If the HRSG outage is scheduled for the months of October, November or December, the outage shall be limited to one hundred and sixty (160) On-Peak hours in addition to the required eighty (80) hour tune-up outage.

3. Combustion turbine hot section inspection outages may be scheduled in April, May, October, November or December. If the combustion turbine hot section inspection outage is scheduled in April or May, the outage shall be limited to two hundred and forty (240) On-Peak hours and performed with the tune-up outage included within the two hundred and forty (240) hours. If the combustion turbine hot section inspection outage is scheduled for the months of October, November or December, the outage shall be limited to two hundred and forty (240) On-Peak hours in addition to the required eighty (80) hour tune-up outage.

4. Major combustion turbine overhaul outages may be scheduled in April, May, October, November or December. If the major combustion turbine overhaul outage is scheduled in April or May, the outage shall be limited to three hundred and twenty (320) On-Peak hours and performed with the tune-up outage included within the three hundred and twenty (320) hours. If the major combustion turbine outage is scheduled for the months of October, November or December, the outage shall be limited to three hundred and twenty (320) On-Peak hours in addition to the required eighty (80) hour tune-up outage

                                   EXHIBIT C

                         FACILITY OPERATING PROCEDURES
                           AND OPERATING LIMITATIONS

                   Operating Procedures and Operating Limits

The operation of the Facility shall be governed by Operating Procedures and Operating Limits developed in accordance with original equipment manufacturer and plant design specifications. The Facility shall be operated in strict conformance to these procedures and limits. Copies of the individual plant systems procedures are maintained at the Facility.

Attached are the Dispatch and Outage Notification Procedures, the Start-up Loading Profiles for cold, warm and hot start-ups, and a listing of the Operating Limits for the Facility. This list may be up-dated periodically with new information from either original equipment manufacturers or as the result of an engineering re-evaluation of Facility equipment.

                   Operating Characteristics of the Facility

      Maximum Continuous Loading Limits

      The maximum continuous loading limit for the Facility is one hundred and five (105) gross megawatts (MW) in the winter months (October to May) and one hundred and two (102) gross MW in the summer months (June to September). The auxiliary equipment loading, or station use, is approximately three (3) MW.

      Minimum Continuous Loading Limit

      The minimum stable load for the continuous operation of the Facility is 20 MW, with both combustion turbines and the steam turbine connected to the electric transmission system.

      Rate of Load Change (Ramp Rate)

      The minimum rate of load change, either increasing or decreasing, is one and one half (1 1/2) MW per minute.

      Black Start Capability

      None.

      Combustion Turbine Generator Rating

      53.66 MVA @ 15 C, 48.83 MW, 0.85 Power Factor.

      Steam Turbine Generator Rating

      27.778 MVA @ 15 C, 25 MW, 0.9 Power Factor.


           Procedure for Dispatch Notice and Confirmation of Receipt

1. CPS shall prepare a Dispatch Notice (form attached in Exhibit D) for each day of dispatch requested including all of the information required on the form. If specific dispatch information provided for on the form is not required for the Dispatch Notice, then those spaces shall be marked "n/a". The person originating the form shall sign and date the form, and fax the form to the Facility at Carr's telephone fax number (___.___.____).

2. The operator at the Facility shall, upon receipt of the faxed Dispatch Notice, sign and date the form in the spaces indicated. The operator shall then confirm receipt by sending a fax of the form with the operator's signature to CPS at CPS's telephone fax number (410-468-3496).

3. The operator will initiate the actions necessary to implement the dispatch requirements given on the Dispatch Notice .

4. The minimum Dispatch Notification lead times for the Facility for the period April through November and Standby Periods are:

      (a)   Continued operation with both combustion turbines and the steam
      turbine already         paralleled and released for loading requires one
      (1) hour.

      (b)   A Hot Start with one combustion turbine and the steam turbine
      already paralleled        and the second combustion turbine shut down
      requires one (1) hour advance notice and an additional one and one half
      (1 1/2) hour to load to the Dependable Capacity     of the Facility. The
      minimum run time for a Hot Start is one (1) hour.

      (c)   A Warm Start with all turbines shut down less than eight (8) hours
      requires four (4)       hours advance notice and an additional two (2)
      hours and
      thirty (30) minutes to load   to the Dependable Capacity of the Facility.
      The minimum run time for a Warm     Start is two (2) hours.

      (d)   A Cold Start with all turbines shut down for more than eight (8)
      hours requires    eight (8) hours advance notice and an additional five
      (5) hours to load to the    Dependable Capacity of the Facility. The
      minimum run time for a Cold Start is two (2) hours.

5. The minimum Dispatch Notification lead times for the Facility for the period December through March:

(a) For a Cold Start of the Facility, seventy-two (72) hours.

(b) As soon as reasonably practicable, but not later than 12:00 P.M. of the day prior to the first day of the Dispatch period, Carr shall provide CPS its anticipated hourly Incremental Station Electric and Gas Costs, which shall be defined as the actual costs of electric energy and natural gas incurred by Carr to maintain the Facility's readiness to operate in cold temperatures in conformance with Exhibit C, Section 4 ("Incremental Station Electric and Gas Costs").

(c) Prior to the end of a Dispatch Period, CPS shall notify Carr of the amount of consecutive hours, beginning with the first hour following the Dispatch Period, for which it agrees to reimburse Carr for its Incremental Station Electric and Gas Costs ("Standby Period").

(d) During such Standby Period, CPS shall have the right to Dispatch the Facility in accordance with Exhibit C, Section 4.

(e) In the event, that CPS, either (1) elects not to reimburse Carr for its Incremental Station Electric and Gas Costs or (2) a Standby Period terminates, the subsequent Cold Start of the Facility Start-Up Notification Lead Time shall be seventy-two (72) hours.

            Procedure for Outage Notice and Confirmation of Receipt

1. The Facility operator will complete the Outage Notice (form attached in Exhibit D) including all of the information required on the form for any outage of the Facility. If information provided for on the form is not required for the Outage Notification, then those information spaces shall be marked "n/a". The person originating the Outage Notice shall sign and date the form and fax the Outage Notice to CPS at CPS' telephone fax number (410-468-3496).

2. The dispatcher at CPS shall, upon receipt of the faxed Outage Notice, sign and date the form in the spaces indicated. The dispatcher shall then confirm receipt by sending a fax of the signed form to Carr Street Generating Station at Carr's telephone fax number (___.___.____).

                                   EXHIBIT D

                            FORM OF DISPATCH NOTICE

Complete one form for each dispatch day

Date:                         Fax to:           Carr Street Generating Station
      ------------                              64 Carr Street
Time:                                           East Syracuse, NY  13057
      ------------                              Fax No.______________
Page:       of
      ------------

Date of Dispatch:
                  ------------------

Type of Dispatch (See Exhibit C, Operating Procedures and Operating Limits)

      Cold Startup (8 hours advance notice required and 2 hour minimum run time)
------
      Warm Startup (4 hours advance notice required and 2 hour minimum run time)
------
      Hot Startup (1 hour advance notice required and 1 hour minimum run time)
------
      Continuation of current operations (1 1/2 hour advance notice required)
------

      Hour      Fuel      Load    MVA    Power Factor   Steam Flow
    ---------------------------------------------------------------
      0:00

              -----------------------------------------------------
      1:00

              -----------------------------------------------------
      2:00

              -----------------------------------------------------
      3:00

              -----------------------------------------------------
      4:00

              -----------------------------------------------------
      5:00

              -----------------------------------------------------
      6:00

              -----------------------------------------------------
      7:00

              -----------------------------------------------------
      8:00

              -----------------------------------------------------
      9:00

              -----------------------------------------------------
      10:00

              -----------------------------------------------------
      11:00

              -----------------------------------------------------
      12:00

              -----------------------------------------------------
      13:00

              -----------------------------------------------------
      14:00

              -----------------------------------------------------
      15:00

              -----------------------------------------------------
      16:00

              -----------------------------------------------------
      17:00

              -----------------------------------------------------
      18:00

              -----------------------------------------------------
      19:00

              -----------------------------------------------------
      20:00

              -----------------------------------------------------
      21:00

              -----------------------------------------------------
      22:00

              -----------------------------------------------------
      23:00

              -----------------------------------------------------

      Signed:                                   Date:
              -----------------------                 ------------------
              Constellation Power Source

      Signed:                                   Date:
              ---------------------------             ------------------
              Carr Street Generating Station

Form of Outage Notice

Date:                         Fax to:  Constellation Power Source
      ------------                     111 Market Place, Suite 500
Time:                                  Baltimore, MD  21202
      ------------                     Fax No. 410.458.3540
Page:       of
      ------------

Date of Outage:
                     ---------------

Type of Outage

      Scheduled Maintenance (Tune-up, HRSG, Hot Section, Major)
------
      Maintenance Outage
------
      Forced Outage
------
      Test (on-line)
------

Description of Outage:
                        ------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Estimated Duration:
                     ---------------------------------------------------------

Special Requirements:
                       -------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

      Signed:                                   Date:
              -----------------------                 ------------------
              Constellation Power Source

      Signed:                                   Date:
              ---------------------------             ------------------
              Carr Street Generating Station

                                   EXHIBIT D

                              FUEL SPECIFICATIONS

                                    FUEL OIL

                                            Typical      Range
                                            -------      -----
Heating Value, Btu/gal. HHV                 139,000      137,000-140,000
API Gravity                                 30
Pour Point, Degrees F                       0            0 to 10
Flash Point, Degrees F, min.                100          100 to 130
Distillation temperature, Degrees F
      at 50% vol. recovery                  540
      at 90% vol. recovery                  640
      at end point                          680
Carbon residue on 10% bottoms,
      wt % max.                             0.35         below 0.35
Nitrogen, wt % max.                         0.025        below 0.030
Sulfur, wt % max.                           0.3
Corrosion, 3 hr @ 122 degrees F             1            below 1
Vanadium, ppw, max.                         0.5          below 0.5
Sodium + potassium + lithium
      ppmw, max.                            0.2          below 0.2
Calcium, ppmw, max.                         2.0          below 2.0
Lead, ppmw, max.                            1.0          below 1.0
Ash, ppmw, max.                             50           below 100
Water & sediment, vol % max.                0.05         below 0.05
Filterable dirt, mg/100ml, max.             10           below 10

                                  NATURAL GAS

--------------------------------------------------------
Btu/scf, HHV +/- 5%                               1,047*
Btu/Pound, HHV +/- 5%                            20,996
--------------------------------------------------------

* Subject to normal variations of merchantable pipeline quality gas as defined in the New York ____________ .

                                   EXHIBIT F

                       HEAT RATE DETERMINATION PROCEDURES

The determination of Heat Rate for purposes of the Annual Heat Rate Guarantee shall be based on the metered Facility Fuel input and metered delivered electric output, during On-Peak Hours when the Facility is operating at eighty
(80) percent or greater of full-load operation. Heat Rate shall be expressed as Btu/kwh.

Heat Rate shall be calculated on a daily basis and reported monthly. Fuel used in the calculation of the Facility Heat Rate shall not include Start-up Fuel. Electricity output shall be corrected for a minimum of eighty (80) percent of full-load operation and reduced for delivered kilowatt-hours associated with the production and delivery of Market Steam.

The Annual Heat Rate for purposes of the Annual Heat Rate Guarantee shall be the average of all of the daily Heat Rate calculations. There shall be no bonus pursuant to Section 7.3.3 for an Annual Heat Rate which is equal to or greater than 7,750 Btu/kwh and no damages pursuant to Section 7.3.2 for an Annual Heat Rate which is equal to or less than 8,250 Btu/kwh.

Bonus for an Annual Heat Rate of less than 7,750 Btu/kwh shall be equal to the following (determined on a monthly basis): (7,750 Btu/kwh - Annual Heat Rate) X kwhs generated for the month X average monthly Fuel cost in $/mmBtu. Total yearly bonus shall be the sum of the foregoing monthly calculations for each month of the Contract Year.

Damages for an Annual Heat Rate of greater than 8,250 Btu/kwh shall be equal to the following (determined on a monthly basis): (Annual Heat Rate - 8,250 Btu/kwh) X kwhs generated for the month X average monthly Fuel cost in $/mmBtu. Subject to the limitations set forth in Section 16.1, total annual damages shall be the sum of the foregoing monthly calculations for each month of the Contract Year.

Fuel cost used to determine Bonus or Damages shall be that actually incurred by CPS during the period.

                                   EXHIBIT G

                             INSURANCE REQUIREMENTS

Carr shall maintain the following insurance coverage with appropriate deductibles:

(a) Workers compensation insurance covering Operator's employees as required by Law and employer's liability insurance with a limit of $1,000,000;

(b) Automobile bodily injury and property damage liability insurance covering automobiles owned, non-owned or hired by Operator of $1,000,000 combined single limit per occurrence; and

(c) Physical damage insurance for Operator's automobiles, whether leased, owned or hired by Operator and/or its employees.

(d) Commercial general liability insurance covering personal injury and damage to property of third parties, including blanket contractual, broad-form property damage, cross-liability for named or additional insured, independent contractor coverage and XCU hazards, with reasonable deductibles and a limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate per location;

(e) Umbrella liability insurance in excess of the insurance described in Section (d) will be carried in an aggregate amount of $11,000,000; and

(f) Permanent property insurance for the full replacement value of the Facility, including boiler and machinery, business interruption and other first party property-related coverages in amounts deemed necessary and appropriate by Owner.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE 1.0  DEFINITIONS AND INTERPRETATION...................................2

1.1 Defined Terms.............................................................2
1.2 Construction of Terms....................................................13

ARTICLE 2.0 CONTRACT DOCUMENTS...............................................14

2.1 Documents Included.......................................................14
2.3 Entire Agreement and Amendments..........................................14

ARTICLE 3.0 TERM OF AGREEMENT................................................15


ARTICLE 4.0 PURCHASE AND SALE OF CAPACITY AND SERVICES.......................15

4.1 Capacity.................................................................15
4.2 Services.................................................................15
4.3 Exclusive Nature of Agreement............................................15

ARTICLE 5.0 DEPENDABLE CAPACITY; AVAILABILITY................................16

5.1 Dependable Capacity and Maintenance......................................16
5.2 No Reduction in Dependable Capacity......................................16
5.3 Guaranteed On-Peak Dispatch Availability.................................16
5.4 Off-Peak Ability.........................................................17

ARTICLE 6.0 DISPATCH.........................................................18

6.1 Dispatch of the Facility by CPS..........................................17
6.2 Dispatch Period and Start-Up.............................................18
6.3 Electric Specifications and Delivery.....................................18
     6.3.1 Specifications....................................................18
     6.3.2 Receipt...........................................................18
6.4. Steam Production........................................................19
     6.4.1 Fuel Conversion to Steam..........................................19
     6.4.2. Receipt of Steam.................................................19
6.5 Facility Utilization Plan................................................20

FUEL AND HEAT RATE...........................................................20

7.1 Gas......................................................................20
     7.1.1 Delivery..........................................................20
     7.1.2 Specification and Quality.........................................21
     7.1.3 Measurement.......................................................21
7.2 Fuel Oil.................................................................21
     7.2.1 Delivery..........................................................21
     7.2.2 Specification and Quality.........................................21
     7.2.3 Measurement.......................................................21
7.3 Annual Heat Rate Guarantee...............................................22
     7.3.1 Annual Average Heat Rate..........................................22
     7.3.2 Remedy for Failure to Achieve Annual Heat Rate Guarantee..........22

                               TABLE OF CONTENTS

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     7.3.3 Annual Heat Rate Bonus............................................22

ARTICLE 8.0 TITLE AND RISK OF LOSS...........................................23

8.1 Title to Fuel............................................................23
8.2 Risk of Loss and Indemnity...............................................23
     8.2.1 General...........................................................23
     8.2.2 Risk of Non-Conforming Fuel.......................................23

ARTICLE 9.0 METERING.........................................................24

9.1 Output Metering Equipment................................................24
     9.1.1 Installation and Ownership........................................24
     9.1.2 Maintenance etc...................................................24
9.2 Fuel Metering Equipment..................................................25
     9.2.1 Installation and Ownership........................................25
     9.2.2 Maintenance etc...................................................25
9.3 Check Meters.............................................................25
9.4 Access...................................................................26
9.5 Testing and Adjustment...................................................26

ARTICLE 10.0 OPERATION AND MAINTENANCE.......................................26

10.1 Operation and Maintenance Obligation....................................26
10.2 Outages.................................................................27
10.3 Access..................................................................27
10.4 Maintenance of Records..................................................27

ARTICLE 11.0 PRICE AND PAYMENT...............................................28

11.1 Contract Price..........................................................28
     11.1.1 Fixed Market Output Payment......................................28
     11.1.2 Variable Market Output Payment...................................28
     11.1.3 Additional Start-Up Fee..........................................29
     11.1.4 Market Steam Reimbursable Costs..................................29
     11.1.5 Availability Adjustment to Fixed Market Output Payment...........29
11.2 Invoicing and Payment...................................................31
     11.2.1 Monthly and Semi-annual Statements...............................31
     11.2.2 Payment..........................................................32
     11.2.3 Late Payments and Disputed Invoices..............................32
     11.2.4 Interest.........................................................32
11.3 Adjustments and Audit...................................................33
     11.3.1 Adjustment.......................................................33
     11.3.2 Audit............................................................33

ARTICLE 12.0 INDEMNITIES.....................................................34

12.1 General Indemnity.......................................................34
12.2 Employee Claims.........................................................34
12.3 Taxes...................................................................35
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     12.3.1 CPS Taxes........................................................35
     12.3.2 Carr Taxes.......................................................35
     12.3.3 Exemptions.......................................................35
12.4 Environmental Indemnity.................................................36
12.5 Notice of Claim.........................................................36
12.6 Payment.................................................................37
12.7 Survival................................................................37

ARTICLE 13.0 INSURANCE.......................................................38

13.1 Carr Insurance..........................................................38
13.2 Requirements of Carr Insurance..........................................38
13.3 Payment of Deductibles..................................................39
13.4 Certificates of Insurance...............................................39
13.5 Nonwaiver...............................................................39

ARTICLE 14.0 FORCE MAJEURE...................................................40

14.1 Excused Performance.....................................................40
14.2 Exclusions..............................................................40
14.3 Burden of Proof.........................................................41
14.4 Extended Force Majeure..................................................41

ARTICLE 15.0 DEFAULT AND EARLY TERMINATION...................................42

15.1 Termination for Default.................................................42
     15.1.1 Event of Default.................................................42
     15.1.2 Remedies.........................................................43
     15.1.3 Remedies Cumulative..............................................43
15.2 Special Termination for  Cause by CPS.........ERROR! BOOKMARK NOT DEFINED.
     15.2.1 In General.............................ERROR! BOOKMARK NOT DEFINED.
     15.2.2 Right to Void Termination Election.....ERROR! BOOKMARK NOT DEFINED.
     15.2.3 Liquidated Damages on Termination......ERROR! BOOKMARK NOT DEFINED.
15.3 Optional Termination by CPS.............................................44
15.4 Termination for Failure of Effective Date to Occur......................45

ARTICLE 16.0 LIABILITY.......................................................46

16.1 Limitation of Availability Adjustment and Heat Rate Damages.............46
16.2 Aggregate Yearly Limit of Liability.....................................46
16.3 Waiver of Consequential Damages.........................................46
16.4 Intent..................................................................46
16.5 Disclaimer..............................................................47

ARTICLE 17.0 DISPUTE RESOLUTION..............................................48

17.1 Negotiation of Disputes.................................................48
     17.1.1 Disputes Not Involving An Event of Default.......................48
     17.1.2 Disputes Involving an Event of Default...........................48
17.2 Arbitration.............................................................49
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     17.2.1 Procedures.......................................................49
     17.2.2 Applicable Law and Arbitration Act...............................50
17.3 Pendency of Dispute.....................................................51

ARTICLE 18.0 CARR REPRESENTATIONS AND COVENANTS..............................51

18.1 Standing................................................................51
18.2 No Violation of Law; Litigation.........................................51
18.3 Licenses................................................................52
18.4 No Breach...............................................................52
18.5 Authority, etc..........................................................52
18.6 Assets and Business.....................................................52
18.7 Compliance with Law.....................................................52

ARTICLE 19.0 CPS REPRESENTATIONS AND COVENANTS...............................53

19.1 Standing................................................................53
19.2 No Violation of Law; Litigation.........................................53
19.3 Licenses................................................................53
19.4 No Breach...............................................................53
19.5 Authority, etc..........................................................54
19.6 Compliance with Law.....................................................54

ARTICLE 20.0 ASSIGNMENT......................................................54

20.1 Agreement  Binding......................................................54
20.2 Assignment..............................................................54
20.3 Facility Lender Requested Documents.....................................54

ARTICLE 21.0 PROPRIETARY & CONFIDENTIAL INFORMATION..........................55

21.1 Non-Disclosure Obligation...............................................55
21.2 Required Disclosure.....................................................55
21.3 Term of Obligation......................................................56

ARTICLE 22.0 NOTICES.........................................................56

22.1 Writing.................................................................56
22.2 Timing of Receipt.......................................................58

ARTICLE 23.0 MISCELLANEOUS PROVISIONS........................................58

23.1 Conditions Precedent....................................................58
23.2 Scheduling Coordinator..................................................59
23.3 Joint Effort............................................................59
23.4 Captions................................................................59
23.5 Severability............................................................59
23.6 No Waiver...............................................................59
23.7 Applicable Law..........................................................59
23.8 Counterparts............................................................60
23.9 Survival................................................................60
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23.10 Further Assurances.....................................................60
23.11 Independent Contractor, etc............................................60
23.12 Third Parties..........................................................60
23.13 Announcements..........................................................60
23.14 Expenses...............................................................60
23.15 No Precedential Value..................................................60
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                                    EXHIBITS

               Exhibit A    -    Description of Facility and Designation of
                                 Delivery Points

               Exhibit B    -    Allowances for Scheduled Maintenance

               Exhibit C    -    Facility Operating Procedures and Operating
                                 Limitations

               Exhibit D    -    Form of Dispatch Notice

               Exhibit E    -    Fuel Specifications

               Exhibit F    -    Heat Rate Determination Procedures

               Exhibit G    -    Insurance Requirements


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